An Offering Statement pursuant to Regulation A of the Securities Act of 1933 relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offer to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor are there any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two (2) business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

DATED: March 14, 2021

LEGACYHUB MULTIFAMILY REIT I, LLC

(The “Company")

Sponsored by

LegacyHub Realty Corp.

Up to $50,000,000 in Common Shares

https://www.legacyhub.fund/

 THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is hereby providing the information required by Part I of Form S-11 (17 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405)).

An offering statement pursuant to Regulation A of the Securities Act of 1933 ("Regulation A+") relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offer to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor are there any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two (2) business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Legacyhub Multifamily REIT I, LLC (the “Company”), is a newly organized Delaware Corporation company formed to pool capital, invest, and manage a diversified portfolio of multifamily rental properties ("assets," "properties.") within the United States. We expect to use substantially all of the net proceeds from this Offering to originate, acquire, and structure MultiFamily real estate investments. We may make our investments through majority-owned subsidiaries, some of which may have the right to receive preferred economic returns.

LegacyHub Partners, LLC (the "Manager"), a prospective investment advisor with the Securities and Exchange Commission (or “SEC”), and a wholly owned subsidiary of LegacyHub Realty Corp (the "Sponsor"). will externally manage the Company. Our Sponsor owns and operates an online investment platform, www.legacyhub.fund (the "Legacyhub Platform"), that allows investors to become equity or debt holders in commercial real estate opportunities that may have been historically difficult to access for some investors. With the Legacyhub Platform, investors can browse real estate investment strategy, view details of an investment, have access to their investment dashboard and sign legal documents online. We intend to distribute our shares principally through the Legacyhub Platform. We intend to elect to be treated as a real estate investment trust (or “REIT”), for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2022.

The Company is offering a maximum of five million (5,000,000) of our common shares ("Shares" or "common shares") per share at $10.00 NAV per share with a minimum investment of $2,500 for individuals and $25,000 for an entity. The $10.00 price per share is initially set by the Company’s management and the share price does not represent the current NAV of the Company. The Company is offering the shares and fundraising on a "best efforts" basis. Funds will be made immediately available to the Company once the Company raises a minimum of $750,000 (the "Minimum Offering"). This Offering will terminate at the earlier of either:

(1) the date at which the maximum offering amount has been sold, or

(2) the date at which the Offering is earlier terminated by the Company in its sole discretion.

The Company may undertake one more closing on a rolling basis. There may be no provisions for the return of funds once the minimum 75,000 shares are sold. No commissions will be paid for the sale of the shares offered by the Company because this is a “best effort” offering. Subscription amounts must be received in United States Dollars (USD), from United States individual residents who are in possession of a social security number (SSN) or United States entities who are in possession of a Federal EIN, and shall be held in escrow by Kingdom Trust, ("our Escrow Agent"), until the applicable closing.

Investing in our Company’s common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" to read about the more significant risks you should consider before buying our common shares. In summary, these risks include the following:

■Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

■If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we will elect to file corporate tax as a C Corporation and, as a result, our cash available for distribution to our shareholders and the value of our shares could materially decrease.

■Our property portfolio is aimed to comprise primarily of multifamily rental properties. As a result, we are subject to risks inherent in investments in such types of properties.

■We have a limited to no operating history. Our prior performance may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

■We depend on our Manager to select our investments and conduct our operations. While fees paid to our Manager & affiliates will be from cash flow from our operations, the fees might not be determined on an arm's length basis.

■Our Manager's executive officers, key real estate and debt finance professionals are also officers, directors, managers, and/or key professionals of our Sponsor and its affiliates.

■Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading by a specified date. No public market currently exists for our shares. You may not be able to sell your shares in our Company and we do not foresee being listed on any stock exchange. If you are able to sell your shares, you may have to sell them at a substantial loss. We have adopted a redemption plan whereby, quarterly, subscribers may request that we redeem at least 25% or more of their shares.

■We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

■No public market currently exists for our shares.

■Our Manager may have a conflict of interest. The executive officers and key real estate and debt finance professionals of our Manger are also officers, directors, managers and/or key professionals of our Sponsor and its affiliates. Under our Operating Agreement, our Manager has the flexibility to make decision as s/he deems fit, without seeking our shareholders’ opinion. Because of this, a potential conflict of interest may arise, including time constraints, allocation of investment opportunities and significant conflicts created by our Manager's compensation arrangements with us and other affiliates of our Sponsor.

■We may require additional financing, such as bank loans secured by the properties, outside of this Offering, for our operations to be successful. Hence, those investments will have interest rates and delinquency risks.

■We anticipate a longer term of investment before your investment may realize. Normally, an investment in real estate might takes up to five (5) years for your investment to realize. Given the unpredictability socio-economic effect of COVID-19, it may take longer than five (5) years for your investment to realized.

The use of projections or forecasts in this Offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

Common Shares	Price to Subscribers	Sellers' Commissions	Proceeds to the Company
Per Share (1)	$ 10.00	$ -	$ 10.00
Minimum Dollar Amount	$ 750,000.00(2)	$ -	$ 750,000.00
Maximum Dollar Amount	$ 50,000,000.00(3)	$ -	$ 50,000,000.00

Company does not intend to use commissioned sales agents or underwriters and this Offering will be on a “best efforts” basis.

1.The price per share shown on the table above was arbitrarily determined by our Manager and applicable until December 31, 2021. Thereafter, our price per share will be adjusted every fiscal quarter and will be based the maximum between our NAV as of the end of the prior fiscal quarter and $10.

2.This is a “best effort” offering.  We will not start operations or draw down on investors' funds and admit investors as shareholders until we have raised at least $750,000 from this Offering. Until the minimum threshold is met, as indicated above, investors' funds will be revocable and will remain within the escrow agent account (the "Subscription Escrow Account"). The Company has engaged Kingdom Trust, LLC as an escrow agent (the "Escrow Agent") to hold funds tendered by investors, and assuming we raise the Minimum Amount; we may hold a series of closings at which we receive the funds from the escrow agent and issue the units to investors. If we do not raise $750,000 within 18 months, we will cancel or terminate this Offering, refund investor’s investments, and release all investors from their commitments arising from this Offering.  See "How to Subscribe."

3.Does not include expenses of the Offering, including, but not limited to, costs of blue-sky compliance or costs of posting offering information on the fund portal, https://legacyhub.fund, marketing expenses, legal, and accounting fees, which offering expenses are estimated to be $1,600,000 if this Offering is fully subscribed. See "Plan of Distribution."

We will offer our common shares on a best-efforts basis online, through the Legacyhub Platform. Neither Legacyhub Partners nor any other affiliated entity involved in the offer and sale of the shares being offered hereby is a member firm of the Financial Industry Regulatory Authority, Inc. (or “FINRA”), and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our common shares.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to perform your own due diligence, hire a professional, or visit www.investor.gov.

There is no existing public market for our shares at the time of this Offering. We do not intend to list our common shares for trading on a stock exchange or other trading market in the foreseeable future. To provide our investors with limited liquidity on an ongoing basis for their investment in our shares, our Manager designed a Redemption Plan. Even though we are providing a “Redemption Plan,” any purchaser or subscriber of our securities should be in a financial position to bear the risks of losing their entire investment and tolerate the high degree of risk in investing in this Offering.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS."

 IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO COMPANY MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF YOU ARE A NON-ACCREDITED INVESTOR AND THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Table of Contents

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS7

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS8

OFFERING SUMMARY10

INVESTMENT CRITERIA13

QUESTIONS AND ANSWERS ABOUT THIS OFFERING16

RISK FACTORS20

DILUTION36

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS38

USE OF PROCEEDS TO ISSUER42

OUR BUSINESS43

PLAN OF OPERATION48

REDEMPTION PLAN49

MANAGEMENT’S COMPENSATION51

AUDITED FINANCIAL STATEMENTS53

HOW TO SUBSCRIBE58

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES59

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS60

SIGNATURE61

PART III – EXHIBITS62

EXHIBIT 1: Articles of Organization63

EXHIBIT 2: Operating Agreement64

EXHIBIT 3: Subscription Agreement110

EXHIBIT 4: Material Contracts122

EXHIBIT 5: Consent123

EXHIBIT 6: Opinion re: Legality124

EXHIBIT 7: Tax opinion126

EXHIBIT 8: NAV Disclosure127

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to "qualified purchasers" (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state law (or "Blue Sky") review subject to meeting specific state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to "qualified purchasers" or at a time when our common shares are listed on a national securities exchange. "Qualified purchasers" include:

(i) "accredited investors" under Rule 501(a) of Regulation D; and

(ii) all other investors so long as their investment in our common shares do not represent more than 10% of the greater of their annual income or net worth (for natural persons) or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, our common shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor's status as an "accredited investor." Accordingly, we reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A.

To determine whether a potential investor is an "accredited investor" for purposes of satisfying one of the tests in the "qualified purchaser" definition, the investor must be a natural person who has:

  1. an individual net worth, or joint net worth with the person's spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

 2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a "qualified purchaser," annual income and net worth should be calculated as provided in the "accredited investor" definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor's home, home furnishings, and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Offering Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Company's Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar matters that are not historical facts.

In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" or the negatives of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements. The cautionary statements outlined in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•overall strength and stability of general economic conditions and of the real estate industry more specifically;

•changes in the competitive environment, including new entrants;

•our ability to generate consistent revenues;

•our ability to effectively execute our business plan;

•changes in laws or regulations governing our business and operations;

•our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to our Company;

•costs and risks associated with litigation;

•changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

•other risks described from time to time in periodic and current reports that we file with the Commission.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this Offering Circular, including in the sections of entitled "Risk Factors," may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to the Company, including but not limited to the fact that we have limited operating history and have a limited number of management and other staff. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this Offering Circular may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

This Offering Circular contains estimates and statistical data that we obtained from industry publications and reports. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information, and you are cautioned not to give undue weight to such estimates. Although we believe the publications are reliable, we have not independently verified their data.

In addition, projections, assumptions, and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

You should read this Offering Circular and the documents that we reference and have filed as exhibits to the offering statement of which this Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

Should one or more of the risks or uncertainties described in this Offering Circular occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this Offering Circular are expressly qualified in their entirety by this cautionary statement.

This cautionary statement should also be considered in connection with any subsequent written or forward-looking oral statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place. As an emerging growth company, we:

●Will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley 2002;

●Will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as "compensation discussion and analysis");

●Will not be required to obtain a non-binding advisory vote from our security holders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay", "say-on-frequency" and "say-on-golden-parachute" votes);

●Will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●May present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●Will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an "emerging growth company" if we have more than $1 billion in annual revenues, have more than $700 million in the market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a "smaller reporting company" under the Commission's rules. For instance, smaller reporting companies are not required to obtain an auditor’s attention on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure and may present only two years of audited financial statements and related MD&A disclosure.

We will lose our status as an emerging growth company in the following circumstances:

▪The end of the fiscal year in which our annual revenues exceed $1 billion.

▪The end of the fiscal year in which the fifth anniversary of our IPO occurred.

▪The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

▪The date on which we qualify as a large, accelerated filer.

OFFERING SUMMARY

The summary highlights information contained elsewhere and does not contain all the information that you should consider in making your investment decision. Before investing in our shares, you should carefully read this entire Offering Circular, including our financial statements and related notes. You should consider, among other information, the matters described under Risk Factors, Our Business, Analysis of Financial Condition, and Plan of Operations. Except as otherwise required by the context, references in this Circular Offering to "we," "our," "us," "the Company," and "LegacyHub" refer to LegacyHub Multifamily REIT, LLC.

We are offering up to five million (5,000,000) common shares at $10.00 per share with a minimum investment amount of $2,500 for individual or $25,000 for an entity; The Company intends to raise a Minimum Offering of $750,000. We expect to substantially use the majority of the net proceeds from this Offering to originate, acquire, and structure multifamily commercial real estate investments.

The Company was formed on September 24, 2020 to acquire Class B and C Multifamily real estate assets. Multifamily are real estate properties that consists of five (5) units or more. We will use the proceeds of this Offering to acquire Multifamily B and C class assets valued at $4 – $20 million within the United States. Although criteria vary by market, multifamily properties are classified based on their location, construction, age, or quality of their tenant. properties are around 10-30 years old, a few miles away from Downtown. We will not begin acquiring any asset until we receive our minimum Offering goal of $750,000. As we receive funding through this Offering and before we reach our minimum Offering, these funds will be first placed in an escrow. After we received funds of more than $750,000, we will then begin our operations. We are hopeful to meet our minimum Offering goal within 18 months and our investments to start realizing with the next 18 months. Although, considering the potential risks, unpredictable effect of COVID-19 in real estate market, and whether we will meet our Minimum Offering, we are providing our investor(s) a Redemption Plan.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

▪Have a specific business plan. We have provided our business strategy and investment criteria that will guide our activities in this circular.

▪Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

 Rights and Preferences of the Shares

The shareholders will be entitled to receive pro rata dividends, if any, as declared by our Manager out of legally available cash flow of the Company. Upon our liquidation, dissolution or winding-up, the shareholders are entitled to share pro rata in all assets that are legally available for distribution. See "Securities Being Offered." As of the date of this Offering Circular, LegacyHub Capital LLC, a wholly owned Texas LLC of our Sponsor, owns 100% of our issued and outstanding common shares.

Company's Going Concern

We are not sure if we will be able to succeed as a business without additional financing. We are a new company with no assets & liabilities, nor costs & expenses hence our Sponsor has agreed to incur all the cost prior to this filling. See "Financial Statement." Our ability to continue as a going concern for the next eighteen (18) months is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, and/or to obtain additional capital financing from our investors and/or third parties. No assurance can be given that we will be successful in these efforts, but we are hopeful. These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period. See "Risk Factors"

Since our inception through the date of filing of this Offering, we have not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months upon the effectiveness of our Regulation A filing. Our Sponsor has agreed to incur our organization cost pending the official filing with the SEC and will be reimbursed for any cost incurred after this filling is deemed qualified by the SEC. The capital raised in this Offering has been budgeted to asset acquisition-related costs. We will continually pay a fee to our Sponsor for using its platform "Legacyhub.fund" and reimburse it for the marketing and sales activities associated with our activities. See "Management Compensation."

We intend to use the majority of the proceeds from this Offering for the acquisition of Multifamily real estate assets. However, closing and other acquisition-related costs such as title insurance, professional fees, and taxes will likely require cash. We cannot quantify any of the expenses as they will all depend on the size of the deal, price, procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail the expenses.

 We intend on engaging in the following activities:

1.Purchase commercial multifamily properties that have the potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, operating expenses, taxes, insurance), and maintenance reserves are paid. In order to determine if a property is "cash flow positive" our Manager will review the total gross monthly rents , storage , parking fees and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property "cash flow positive." Depending on how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company.

2.Invest in any opportunity our Manager sees fit within the confines of the market, marketplace, and economy so long as those investments are commercial real estate related and within the investment objectives of the Company. To this end, at some time in the future, but not within the first 12 months of the Company, the Company may also purchase additional properties or make other real estate investments that relate to varying property types, including office, retail and multifamily properties. It is expected that the Company will use the majority of the proceeds in this Offering to purchase multifamily properties.

This is a "blind pool" offering because we have not identified any investments to acquire with the net proceeds of this Offering. But we have a specific business plan and have developed an investment criterion that will guide our activities in this circular. Hence, you will not be able to evaluate our investments or targeted properties, before purchasing our shares.

LegacyHub Realty Corp., Our Sponsor

Our Sponsor provides a technology services for a fee which we will use in the distribution, maintaining and selling of our securities. Our Sponsor is not an underwriter nor financial sponsor. Our Sponsor helps us set up our structure and provide a platform to be successful.

LegacyHub Partners, LLC, Our Manager

We have signed an Asset Management Agreement with LegacyHub Partners, LLC, a wholly-owned subsidiary of our Sponsor, to manage our day-to-day operations.  A team of real estate and debt finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing, and disposition of our investments, subject to the limitations in our Operating Agreement. Our Manager will also provide asset management, marketing, investor relations, and other administrative services on our behalf to maximize our operating cash flow and preserve our invested capital.

LegacyHub Capital, LLC

LegacyHub Capital, LLC, a wholly-owned subsidiary of our Sponsor, has agreed to maintain a 5% ownership in all our total issued aggregate common shares, which will be accessed at the end of every quarter. For example, if 500,000 common shares have been sold so far by January 2022, LegacyHub Capital's investment aggregate should be 5% -- 25,000 common shares paid for as any other common share investors.

LegacyHub Management LLC

LegacyHub Management LLC, a wholly-owned subsidiary of our Sponsor, is a Property Management company that has been identified to manage our acquired Multifamily assets' day-to-day operation. Legacyhub Management team comprises experienced individuals in general hotel management, front office managerial skillset and room service cleaners, etc. We have not signed a contractual agreement with Legacyhub Management.

Investment Objectives

Our objective is to drive premium return on investment for our investors. Therefore, we intend to focus   primarily on Multifamily B and C class assets valued at $4 – $20 million in the United States that cam drive solid cashflow backed by operational excellence. Our typical investments will be leveraged by debt instruments, approximately 70%, and 30% equity from the Company and will be acquired primarily for income. Although some of the investments might need renovations and/or update to justify the rent rate, we do not plan to invest in new Multifamily assets development.

Acquisition Strategy

We intend to primarily acquire and operate existing, income-producing Multifamily properties. We may acquire each property in its entirety, or as fractional majority share ownership. Our current focus will be on Multifamily assets that present significant opportunities for current or future income production. From time to time, we may also acquire properties that present opportunities for capital appreciation, such as in markets with high growth potential. However, at least every six months, our Manager will revisit our overall strategy. In the event we do not acquire a direct interest in a property; we will ensure that our aggregate interests represent less than 20% of our total assets.

Market Opportunities

It is our belief that the long and intermediate-term market for investment in commercial real estate investments (especially Multifamily, & industrial) and other real estate-related assets is compelling from a risk-return perspective. Given the prospect of low growth for the economy pre-COVID-19, we favor a strategy weighted toward targeting the multifamily market segment, which maximizes current income with significant exit strategies both in the short and long run. Regarding the multifamily real estate mid-tier market segment, our research has shown that most of the asset ownership took a hands-off approach to manage those assets depressing the risk-return overtime. As Covid-19 slows the economy, Multifamily assets face a possible influx of non-paying tenant(s), but as compared to other assets class, this market segment was able to minimize its losses as compared to other market tiers. We believe that our investment strategy, combined with the experience and expertise of our Sponsor's management team, will provide opportunities to originate investments with attractive current and accrued returns and strong structural features, thereby taking advantage of changing market conditions to seek the best risk-return dynamic for our shareholders. Our Manager's typical property profile for multifamily target acquisition are as follows; however, the investment criteria may vary from time to time based on contingencies for unexpected impacts:

INVESTMENT CRITERIA

Asset	Multi-family property, classes B and C assets
Location	Located within the United States in well-established middle-income neighborhoods
Strategy

Core Plus & Value-Add that require from minor to extensive repair or refurbishing. Acquired properties offer the opportunity for continued growth, regardless of the state of the volatile economy, as well as the potential to invest in relatively small one-time improvements delivering increased payoffs.

Year Built / Renovated	5 - 30 years old

Numbers of Rooms	60 - 250 rooms
Purchase Price	$4M -- $20M
Equity Required	25% -- 40%
Debt Assumption

Debt will be from The United States Department of Housing and Urban Development program (HUD), Bridge, and Mortgage lenders, including the Federal National Mortgage Association and Credit Union, for example.

Projected Rehabilitation Time	6–18 months for complete refurbishment for exteriors and as units become available for interior upgrades
Projected Hold Time	Properties will be acquired, operated, and held 5–15 years

The above chart represents our intended asset target acquisition characteristics. Actual acquisitions may vary depending on market opportunities.

The Offering

Securities offered -- Maximum Offering of 5,000,000 common shares, with a minimum of 75,000 common shares.

Shares outstanding before the Offering – 10,000 common shares

Shares outstanding after the Offering -- 5,010,000 common shares

Minimum Investment for US persons -- $2,500

Minimum Investment for RIA Account -- $5,000

Minimum Investment for US entity -- $25,000

Use of Proceeds --The net proceeds of this Offering will be used for acquisition and renovation of MultiFamily Core Plus and value-add asset(s) in well-established middle-income neighborhoods located within United States (including expenses to acquire, financing, improve and manage the property) in addition to operations and administrative and ongoing marketing expenses. See "Use of Proceeds"

Transferability -- The common shares will be subject to contractual restrictions on transfer as established by our Operating Agreement.

Selected Risks Associated with the Business

We are subject to several risks, which are set out in more detail in "Risk Factors." Below is a summary of Risks on investing in our shares:

Risks Related to the Company

■We have no prior operating history.

■We have not yet identified the properties we intend to acquire.

■The Company may not be able to locate suitable investments.

■We are dependent on our Manager.

■We are investing in real estate, which is inherently risky and generally illiquid as an asset class.

■We cannot guarantee proceeds from the sale of properties.

■Our investors do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

■We may utilize mortgages and indebtedness/additional capital, and therefore you will be subject to risks associated with debt financing.

■The Company could be adversely affected by rising interest rates.

■The financial covenants in any loans may limit the Company's flexibility and ability to pay cash flow.

■The Company does not yet have any commitments for lines of credit or other loan facilities.

■There is a risk that you may not receive distributions at all, or that distributions may not grow over time.

■We may invest in distressed or properties in similar situations, which increases the risk of a loss.

■We may not carry enough insurance to cover potential losses.

■We may not be able to lease/rent the properties as anticipated.

■Tenant defaults could negatively impact our expected revenues.

■The Company is subject to risk related to the development and re-development of properties.

■The Company will have to conduct its due diligence on potential investment properties.

Risks Related to Compliance and Regulation

■Changes in property taxes could impact our revenues.

■As property owners, we will be subject to environmental risks.

■We may need to modify our properties to comply with state and federal laws, including the Americans with Disabilities Act.

■Structuring our business to avoid registration under the Investment Company Act imposes limits on our operations, which may adversely affect our results.

Tax Risks

■The income tax aspects of an investment in the Company are complicated, and each investor should review them with his, her or its professional advisors familiar with the investor's particular income tax situation and with the income tax laws and regulations applicable to the investor and limited liability companies.

■There may be future substantial tax law changes.

■The Company may be audited, which could subject a member to tax liability.

Risks Related to our Securities

■We have minimal capital, no significant assets, and no revenue from operations.

■The subscription agreement has a forum selection provision that requires disputes arising under the subscription agreement be resolved in state or federal courts in the State of Texas, regardless of convenience or cost to you, the investor.

■Investors in this Offering may not be entitled to a jury trial concerning claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Risk Related to Conflicts of Interest

■There are conflicts of interest between us, our Manager and its affiliates, and our investors.

■We have agreed to limit remedies available to us and our investors for actions by our General Partner that might otherwise constitute a breach of duty.

■The interests of our Manager, its principals, and its other affiliates may conflict with your interests.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this Offering that is not otherwise addressed in the "Offering Summary" section of this Offering circular. You should read this entire Offering circular, including the section entitled "Risk Factors," before deciding to purchase our common shares.

Q: What is Legacyhub Multifamily REIT I, LLC?

A: Legacyhub Multifamily REIT I, LLC, is a newly organized Delaware Limited Liability company, formed to pool resources, invest in, and manage a diversified portfolio of multifamily real estate investments in the United States. We primarily invest in equity investments

Q: Why should I invest in commercial real estate investments?

A: Our goal is to provide a professionally managed, diversified portfolio of high-quality multifamily real estate assets to investors who generally have had minimal access to such investments in the past.  Allocating some portion of your portfolio to a direct investment in high-quality commercial real estate assets may provide you with:

▪a reasonably predictable and stable level of current income from the investment;

▪diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market generally; and

▪The opportunity for capital appreciation.

Q: Why should I invest in Multifamily real estate assets?

A: Over time, multifamily assets have provided the highest return within commercial real estate, while the corresponding associated risk can be reduced through institutional management team and sound risk management.

Q: What is a real estate investment trust, or REIT?

A: In general, a REIT is an entity that:

•combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;

•can qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended, the Code, for U.S. federal income tax purposes and is therefore generally entitled to a deduction for the dividends it pays and not subject to U.S. federal corporate income taxes on its net income that is distributed to its shareholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and shareholder levels) that generally results from investments in a corporation, and

•generally, pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT.

Q: What kind of Offering is this?

A: We are primarily offering through Our Sponsor online investment platform, https://legacyhub.fund, (the "Legacyhub Platform"), a maximum of 5,000,000 common shares to the public on a "best efforts" basis at $10.00 per share.

Q: What is the Legacyhub Platform?

A: The Legacy Platform is an online investment platform for commercial real estate at https://legacyhub.fund. Legacyhub gives investors the ability to:

•browse investment offerings based on investment preferences including location, asset type, risk, and return profile;

•transact entirely online, including digital legal documentation, funds transfer, and ownership recordation; and

•manage and track investments easily through an online portfolio, receive automated distributions and/or interest payments, and regular financial reporting.

Q: Who will choose which investments you make?

A: Our Manager will make all our investment decisions. We are externally managed by Legacyhub Partners, LLC ("our Manager"), a prospective investment adviser with the SEC

Q: What is the purchase price for your common shares?

A: Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our shares until September 30, 2021.  Thereafter, the per-share purchase price will be adjusted every fiscal quarter and, as of January 1, April 1, July 1 and October 1 of each year will be equal to the maximum of $10. Our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Our website, www.legacyhub.fund, in the secure and logged in section of the subscriber dashboard will identify the current NAV per share. If a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable. We will update the NAV information provided on our website. See Exhibit 7

Q: How will your NAV per share be calculated?

A: Our Net Asset Value (NAV) per share is calculated at the end of each fiscal quarter by our Manager's internal accountants using a process that reflects several components, including

(1) estimated values of each of our commercial real estate assets and investments, as determined by such asset management team, including related liabilities, based upon

(a) market capitalization rates, comparable sales information, interest rates, net operating income,
(b) with respect to debt, default rates, discount rates, and loss severity rates,
(c) for properties that have development or value add plans, progress along such development or value add a plan,
(d) in certain instances reports of the underlying real estate provided by an independent valuation expert,

(2) the price of liquid assets for which third party market quotes are available,

(3) accruals of periodic distributions and

(4) estimated accruals of operating revenues and expenses.
(5) discount cash flow

For joint venture or direct equity investments, our Sponsor primarily relies on a discounted cash flow method. Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under the U.S. Generally Accepted Accounting Principles ("GAAP"), and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where an appraisal of the underlying real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate loans and assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor prepares, our quarterly NAV per share.

As there is no market value for our shares as they are not expected to be listed or traded, our goal is to provide a reasonable estimate of the value of our common shares as of the end of each fiscal quarter, with the understanding that our common shares are not listed or traded on any stock exchange or other marketplace.

Q: Will I have the opportunity to redeem my common shares?

A: Yes. While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a redemption plan whereby, quarterly, subscribers may request that we redeem at least 25% or more of their shares. Pursuant to the anticipated program, during the first two (2) years following the record date of purchase of common shares, the Company may redeem shares with a per-share redemption price calculated based on to the lesser of $9.50 or the most current Net Asset Value ("NAV"). See "Share Redemptions" section.

Q: Will I be charged upfront selling commissions?

A: No. Investors will not pay upfront selling commissions as part of the price per common share purchased in this Offering. Additionally, there is no dealer manager fee or other service-related fees in connection with the Offering and sale of our common shares through the Legacyhub Platform

Q: Who pays your organization and offering costs?

A: Our Manager or its affiliates pay on our behalf all costs incurred in connection with our organization and the Offering of our shares before being qualified by the SEC. See "Estimated Use of Proceeds." After qualification, any organization and offering cost incurred by our Manager on our behalf will be reimbursed. At the election of our Manager, we began reimbursing our Manager, without interest, for these organization and offering costs incurred both after qualification by the SEC. Reimbursement payments are made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from this Offering, provided however, no reimbursement shall be made which, as a result of the reimbursement, would cause the net asset value to be less than $10.00 per share. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full

Q: What fees and expenses will you pay to our Manager or any of its affiliates?

A: We will pay our Manager a quarterly asset management fee at an annualized rate of 2.00%, which will be based on our net offering proceeds ("Asset Under Management") as of the end of each quarter. This fee will be paid directly from operating cash flow only. At the moment , where the REIT does not have enough cash flow to make the payment, such payment will accrue on the balance sheet as a liability until our Manager deemed it appropriate to pay it.

Q: Will you use leverage?

  A: Yes, we intend to use leverage. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 50-80% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) to quickly build a diversified portfolio of assets. Please see "Our Business" for more details.

Q: What will be the source of your distributions?

A: We plan to primarily pay distributions from the cash flow of our asset's operations. From time to time, Our Manager may also distribute returns, including from the proceeds of this Offering or the additional common shares sold to an affiliate of our Sponsor, interest or dividend income received from our investments, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this Offering until we have raised significant capital and made substantial investments.  As a result, we expect that during the early stages of our operations, we may pay distributions from sources other than cash flows from operations.

Q: Are there any risks involved in buying our Common Shares?

A: Investing in our common shares involves a high degree of risk.  If we are unable to manage the impact of these risks effectively, we may not meet our investment objectives. Therefore, you should purchase these securities only if you can afford a complete loss of your investment.  See "Risk Factors" for a description of the risks relating to this Offering and an investment in our shares

Q: How do a “best effort” offering work?

A: When common shares are offered to the public on a "best efforts" basis, we are only required to use our best efforts to sell our common shares.  Neither our Sponsor, Manager, nor any other party has a firm commitment or obligation to purchase any of our common shares (other than our Sponsor and its affiliate's commitment to purchase an aggregate of 10,000 common shares from us at $10.00 per share).

Q: How do I buy shares?

A: You may purchase our common shares in this Offering by creating a new account, or logging into your existing account, at the Legacyhub Platform.  You will need to fill out a subscription agreement like the one attached to this Offering circular as Exhibit III for a specific investment amount and pay for the shares at the time you subscribe.

Q: Is there any minimum investment required?

  A: Yes. You must initially purchase at least 250 common shares in this Offering for individual or 2,500 common shares for an entity, which is $2,500/$25,000 based on the current per-share price. Minimum additional shares of increment of 10 are required after the initial minimum has been met.

Q: When will I get my detailed tax information?

A: Your Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year. Tax treatment of distribution and dividend might be treated differently before or after the REIT election. Kindly consult your tax consultant for advice.

Q: Who can help answer my questions about the Offering?

A: If you have more questions about the Offering, or if you would like additional copies of this offering circular, you should contact us by email at investments@legacyhub.fund

OUR STRUCTURE

The chart below shows the relationship among our Sponsor various affiliates and our Company as of the date of this offering circular.

RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing, our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company incorporated in September 2020 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

As a result of our start-up operations we;

(i)have generated no revenues,

(ii)may accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition, and our ability to attract and maintain key management.

We are significantly dependent on Our Sponsor. The loss or unavailability of its services would have an adverse effect on our business, operations, and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of our Sponsor, LegacyHub Realty, Corp. It would be challenging to replace LegacyHub Realty Corp. at such an early stage of development of the Company. The loss by or unavailability of their services would have an adverse effect on our business, operations, and prospects, in that our inability to replace LegacyHub Realty, Corp. could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace LegacyHub Realty, Corp. should its services be discontinued. If we are unable to locate or employ personnel to replace LegacyHub Realty, Corp. we would be required to cease pursuing our business opportunity, which could result in a loss of your investment

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

You may not have the opportunity to evaluate our investments before we make them, which makes our investment more speculative.

You will be unable to evaluate the economic merit of our note investments before we invest in them and will be entirely relying on the ability of our Manager to select our investments. Hence you will not have the opportunity to evaluate the property, potential customers, tenants, managers, or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Manager will have complete investment control over the Company and will, therefore, make all decisions of which shareholders will have no control.

Our Manager shall make certain decisions without input by the subscribers. Such decisions may pertain to employment decisions, including our management’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

An investment in the shares is highly illiquid. You may never be able to sell or otherwise dispose of your shares.

Since there is no public trading market for our shares, you may never be able to liquidate your investment or otherwise dispose of your shares in the public market.

We do not own the “Legacyhub” name but were granted a license by our Sponsor to use the “Legacyhub” name. The use of the name by other parties or the termination of our license agreement may harm our business.

We will enter into a license agreement with our Sponsor effective upon the effectiveness of our Regulation A filing, pursuant to which our Sponsor will grant us a non-exclusive, royalty-free license to use the name “Legacyhub.” Under this agreement, we will have a right to use the “Legacyhub” name as long as our Manager continues to manage us. Our Sponsor will retain the right to continue using the “Legacyhub” name. Our Sponsor is not precluded from licensing or transferring the ownership of the “Legacyhub” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our Sponsor or others related to the use of our name. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “Legacyhub” name. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated, and otherwise, harm our business.

The Company’s exclusive forum provision in our Articles of Organization attached does not apply to claims arising under the federal securities laws and the rules and regulations thereunder, including the Securities Act and the Exchange Act, and there are risks and other potential impacts of this exclusive forum provision to investors in this Offering.

The Company's Articles of Organization, filed with the Corporation Division of Secretary State of the State of Delaware, stipulates that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for substantially all disputes between subscribers and us to this Offering, which could limit your ability to obtain a favorable judicial forum for disputes with our directors or us, officers, or employees. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities pursuant hereto shall be deemed to have notice of and consented to this provision. By agreeing to such provisions, investors will not be deemed to have waived the Company s compliance with the federal securities laws and the rules and regulations thereunder.

This exclusive-forum provision may limit your ability to bring a claim in a judicial forum of your choosing for disputes with our directors or us, officers, or other employees, which may discourage lawsuits against our directors and us, officers, and other employees. Suppose a court were to find the choice of forum provision contained in the

Subscription Agreement to be inapplicable or unenforceable in action. In that case, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

If secondary transaction occurs, the purchasers of the shares in a would be subject to each such provision;

Exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations

Although our Article of Organization or other legal entity documents might states that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain litigation, including any “derivative action’. The Exchange Act creates exclusive federal jurisdiction over all suits against us brought to enforce any duty or liability created by the Exchange Act or the rules and regulations. There is uncertainty as to whether a court would enforce such provision and subscribers cannot waive compliance with the federal securities laws, rules and regulations thereunder.

Risks Related to the Company and Real Estate Business in General

Our investments in commercial Multifamily real assets will be subject to the risks typically associated with real estate.

Our equity investments in multifamily commercial real estate assets will generally be directly or indirectly paired with a secured loan with a lien on the property that, upon the occurrence of a default on the loan, could result in our ownership loss of the property. We will not know whether the values of the properties, ultimately securing the loans, will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of the real estate may be adversely affected by a number of risks, including:

•Natural disasters (such as hurricanes, earthquakes, and floods);

•Acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•Adverse changes in national and local economic and real estate conditions;

•Pandemic situations such as COVID-19 and Ebola outbreaks

•An oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•Political changes in governmental laws and regulations, fiscal policies and zoning ordinances, taxes, related costs complying to these changes, and other liability costs for any or potential errors or omission under applicable laws;

 The value of each multifamily property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the occupancy rate, Average rent, storage rentals, or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) may not reduce when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability to pay our loans, as well as on the value that we can realize from assets we own and manages.

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. The acquisition of multifamily properties entails risks that investments might fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price or occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Our investments are concentrated in particular segments of a single industry and geographical location.

The majority of our investments will be multifamily real estate assets. Our current strategy is predominantly to acquire Core Plus & Value-Add multifamily commonly referred to as and C, located in well-established middle-income neighborhoods in the U.S. Adverse conditions in the economy such as the novel coronavirus (COVID-19), will have a material adverse effect on our operating and investment revenues and cash available for distribution to our shareholders.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties may be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative, and other expenses. If we are unable to increase or maintain our occupancy rate based on generating enough rent to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect our cash flow available for future acquisitions or distributions.

If we purchase assets at a time when the commercial multifamily real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

Pre COVID-19, the commercial multifamily real estate market was experiencing a substantial influx of capital from investors worldwide, and the trend points in that direction post-COVID-19. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower, and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A commercial multifamily property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance, and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for commercial multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the number of distributions we can make to you.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area, and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

This Offering is a blind pool offering, and therefore, shareholders will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, in acquiring or investing in multifamily assets. However, because, as of the date of this Offering, we have not identified the assets we expect to acquire and because our shareholders will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our shareholders’ investment may not generate returns comparable to our competitors.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised. Our properties may not be well-diversified, and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we operate, which will compete with us in acquiring multifamily properties that will be seeking investments and tenants for these properties.

 Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially higher financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. Besides, our properties may be located near other properties that will compete against our properties for traffic. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face new competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built-in locations competitive with our properties, causing increased competition for commercial renters. In addition, our ability to charge premium rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business strategy. Shareholders ultimately may not like the location, lease terms, or other relevant economic and financial data of any real properties that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisition may exceed the fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform under our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to appreciate would most likely preclude our shareholders from realizing a return on their share ownership.

There is no assurance that our real estate investments will appreciate or will be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial, and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition, or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

Tenant defaults could negative impact our expected revenues.

At any time, any of the company’s tenants may fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Tenant defaults may adversely affect the property value of the company’s investments and the company’s distributable cash flow. Property values and the company’s distributable cash flow would be adversely affected if tenants are unable to meet their obligations to the company. In the event of default by tenants, the company may experience delays and incur substantial costs in enforcing the company’s rights as landlord. Upon a default, the company may not be able to relet the space or to relet the space on terms that are as favorable to the company as the defaulted lease, which could adversely affect the company’s financial results. Further, a tenant may elect to remain in a property after defaulting on the terms of their lease, and the company may need to take legal and other actions to prepare the property to be relet. With the changes in eviction rules due to COVID-19, we might be impeded from evicting defaulted tenants which will impact our revenue.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 85% of the value of the assets of the Company at fair value. We intend to borrow as much as 80% of the value of our properties but our average target rate is 65% or less. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to the Company

We have no prior operating history.

The Company and the Managers are newly formed and have no operating history as of the date of this Offering Circular. While we have a plan for our future operations, there is no track record we can point to for investors to understand our prior performance.

We have not yet identified the properties we intend to acquire.

The Company has not yet acquired or definitively identified any assets for purchase. As a result, there is no information regarding the performance of particular assets that you can evaluate when determining whether to invest in the Company, and investors will generally not have an opportunity to evaluate or to approve the Company’s investments. You must rely solely on the Manger concerning the selection, amount, character of investment, and economic merits of each potential investment. As a result, we may use the net proceeds from this Offering to invest in investments with which you may not agree and would not support if you were evaluating the investment directly. Also, because the Company may acquire investments over an extended period of time, the Company will be subject to the risks of adverse changes in long-term interest rates and the real estate market generally. Additionally, because the Company may only make a limited number of investments, poor performance by one or two of the investments could adversely affect the total returns to you.

The Company may not be able to locate suitable investments.

The Company may be unable to find a sufficient number of attractive opportunities to meet its investment objectives. The Company also may encounter substantial competition in seeking suitable investments for the Company. In addition, the Company may be delayed in making investments due to delays in completing the underwriting or due diligence processes.

We may not be able to diversify in the way contemplated by this Offering Circular.

While investment type, size, and risk diversification are an objective of the Company, there is no assurance as to the degree of diversification that will actually be achieved in the Company’s investments. If the Company makes an investment in a single transaction with the intent of refinancing or selling a portion of the investment, there is a risk that the Company will be unable to successfully complete such a financing or sale. This could lead to increased risk as a result of the Company having an unintended long- term investment and reduced diversification. If the Company raises less capital than anticipated, the Company will likely be less diversified than the Manager intends, which would increase the risk of an investment in the Company.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions or redeem the Shares.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the shares at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory, and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations is not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your shares is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a shareholder.

Our Manager determines our major policies, including our policies regarding financing, growth, and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the shareholders. Our Manager’s broad discretion in setting policies and our shareholders’ inability to exert control over those policies increases the uncertainty and risks you face as a shareholder. Also, our Manager may change our investment objectives without seeking shareholder approval. A change in our investment objectives could cause a decline in the value of your investment in our Company.

Our ability to make distributions to our shareholders is subject to fluctuations in our financial performance, operating results, and capital improvement requirements.

Currently, our strategy includes paying a targeted return to investors under this Offering that would result in a return of approximately 9% annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our shareholders. The timing and amount of distributions are the sole discretion of our Manager, who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash to fund distributions.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time, we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Instead, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended. Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and shares in real estate.” To qualify for this exemption, we must ensure our asset composition meets specific criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on, and shares in real estate, and the remaining 45% must consist of other qualifying real estate-type shares. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

▪restrictions on the nature of our investments; and

▪restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

▪registration as an investment company;

▪adoption of a specific form of corporate structure; and

▪reporting, record keeping, voting, proxy, compliance policies, and procedures and disclosure requirements and other rules and regulations

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management, or compliance with laws.

Ownership limitations.

To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.99% in value or in the number of our common shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.99% in value or in number of our shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we will reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, wildfires, sinkholes, and earthquakes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

Certain types of losses that may impact the security for the note could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, wildfires, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the notes may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Risks Related to REIT Conversion and Merger

While we expect that we are properly organized as a REIT in accordance with applicable law, we cannot guarantee that the IRS will find that we have qualified as a REIT.

We expect that we are organized in conformity with the requirements for qualification as a REIT under the Code beginning with our 2021 taxable year and that our current and anticipated investments and plan of operation will enable us to meet and continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that the IRS or any court could take a position different from our own. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year.

Furthermore, our qualification and taxation as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Our ability to satisfy the quarterly asset tests under applicable Code provisions and Treasury Regulations will depend in part upon the our board of directors’ good faith analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. While we believe that we will satisfy these tests, we cannot guarantee that this will be the case on a continuing basis.

If we fail to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to federal income tax at corporate income tax rates and would not be able to deduct distributions to shareholders when computing our taxable income.

We intend to convert to a REIT after meeting the investment and income test in pursuant with certain provisions in the Internal Revenue Code. Prior to the REIT Conversion, we are not treated as a REIT for federal income tax purposes. Following the REIT Conversion, we expect that we are organized in conformity with the requirements for qualification as a REIT under the Code beginning with our 2022 taxable year. We expect the REIT election to be effective from February 15, 2022, the date of our first filling as a REIT. In order to qualify as a REIT, we plan to hold our non-qualifying REIT assets and conduct our non-qualifying REIT income activities in or through one or more taxable REIT subsidiaries (“TRS”).

If, in any taxable year, we fail to qualify for taxation as a REIT, and are not entitled to relief under the Code:

• we will not be allowed a deduction for distributions to stockholders in computing our taxable income;

• we will be subject to federal and state income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates; and

• we would not be eligible to qualify as a REIT for the four taxable years following the year during which we were so disqualified.

Any such corporate tax liability could be substantial and would reduce the amount of cash available for distributions to our stockholders, which in turn could have an adverse impact on the value of our common stock. This adverse impact could last for five or more years because, unless we are entitled to relief under certain statutory provisions, we will be taxed as a corporation, beginning in the year in which the failure occurs, and we will not be allowed to re-elect to be taxed as a REIT for the following four years.

If we fail to qualify for taxation as a REIT, we may need to borrow funds or liquidate some investments to pay the additional tax liability. Were this to occur, funds available for investment would be reduced. REIT qualification involves the application of highly technical and complex provisions of the Code to our operations, as well as various factual determinations concerning matters and circumstances not entirely within our control. There are limited judicial or administrative interpretations of these provisions. Although we plan to operate in a manner consistent with the REIT qualification rules, we cannot assure you that we will so qualify or remain so qualified.

If we fail to make required distributions, we may be subject to federal corporate income tax.

Going forward, we intend to declare regular quarterly distributions, the amount of which will be determined, and is subject to adjustment, by our board of directors. To qualify and be taxed as a REIT, we will generally be required to distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) each year to our stockholders. Generally, we expect to distribute all or substantially all of our REIT taxable income. If our cash available for distribution falls short of our estimates, we may be unable to maintain the proposed quarterly distributions that approximate our taxable income and may fail to qualify for taxation as a REIT. In addition, our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for federal income tax purposes, or the effect of nondeductible expenditures, such as capital expenditures, payments of compensation for which Section 162(m) of the Code denies a deduction, the creation of reserves or required debt service or amortization payments.

To the extent that we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders for a calendar year is less than a minimum amount specified under the Code.

In addition, to qualify as a REIT, any C-corporation earnings and profits to which we succeed (such as by a deemed liquidation of a taxable corporate subsidiary) must be distributed as of the close of the taxable year in which the REIT accumulates or acquires such C-corporation’s earnings and profits. At a result, we would be required to distribute any earnings and profits acquired from any taxable corporate subsidiary liquidation prior to the close of the 2012 taxable year, though we do not expect that any such earnings and profits have been or will be acquired

Because certain covenants in our future debt instruments may limit our ability to make required REIT distributions, we could be subject to taxation.

Our future debt instruments may include covenants that limit our ability to make required REIT distributions. If the limits set forth in these covenants prevent us from satisfying our REIT distribution requirements, we could fail to qualify for taxation as a REIT. If the limits set forth in these covenants do not jeopardize our qualification for taxation as a REIT but do nevertheless prevent us from distributing 100% of our REIT taxable income, we will be subject to federal corporate income tax, and potentially a nondeductible excise tax, on the retained amounts.

Because the REIT rules require us to satisfy certain rules on an ongoing basis, our flexibility or ability to pursue otherwise attractive opportunities may be limited.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our common stock. Thus, compliance with these tests will require us to refrain from certain activities and may hinder our ability to make certain attractive investments, including the purchase of non-qualifying assets, the expansion of non-real estate activities, and investments in the businesses to be conducted by our taxable REIT subsidiaries (“TRS”), and to that extent limit our opportunities and our flexibility to change our business strategy. Furthermore, acquisition opportunities in domestic and international markets may be adversely affected if we need or require the target company to comply with some REIT requirements prior to closing. In addition, our conversion to a REIT may result in investor pressures not to pursue growth opportunities that are not immediately accretive.

To meet our annual distribution requirements, we may be required to distribute amounts that may otherwise be used for our operations, including amounts that may otherwise be invested in future acquisitions, capital expenditures or repayment of debt and it is possible that we might be required to borrow funds, sell assets or raise equity to fund these distributions, even if the then-prevailing market conditions are not favorable for these borrowings, sales or offerings.

Federal income tax laws governing REITs and related interpretations may change at any time and any such legislative or other actions affecting REITs could have a negative effect on us and our stockholders.

At any time, the federal income tax laws governing REITs, or the administrative interpretations of those laws may be amended. Federal and state tax laws are constantly under review by persons involved in the legislative process, the IRS, the United States Department of the Treasury, and state taxing authorities. Changes to the tax laws, regulations and administrative interpretations, which may have retroactive application, could adversely affect us or our stockholders. We cannot predict with certainty whether, when, in what forms, or with what effective dates, the tax laws, regulations and administrative interpretations applicable to us or our stockholders may be changed. Accordingly, we cannot assure you that any such change will not significantly affect our ability to qualify for taxation as a REIT or the federal income tax consequences to you or us of such qualification.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Sponsor, and its affiliates.

Our Sponsor’s real estate and finance professionals acting as or part of our Manager’s team have to allocate their time among us, our Sponsor’s business and other programs and activities in which they are involved. Prevailing market rates are determined by our Manager based on industry standards and expectations of what our Manager would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations.

The Company, Manager, and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares.

Independent Representative

If our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by any existing policy we have adopted, or a transaction is deemed to be a “principal transaction,” the Manager will appoint an independent representative (the “Independent Representative”) to protect the interests of the shareholders and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager, or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager that might otherwise constitute a breach of duty.

Our Manager maintains a contractual, as opposed to a fiduciary relationship, with our shareholders and us. Accordingly, our shareholders and us will only have recourse and be able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our Operating Agreement. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that, without those limitations, might constitute breaches of duty, including fiduciary duties. By purchasing our shares, you will be treated as having consented to the provisions outlined in the Operating Agreement.

The conflicts of interest policies we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and are subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the Legacyhub Platform investment opportunities and with our Manager’s directors, officers, and affiliates, we have adopted a conflict-of-interest policy to specifically address some of the conflicts relating to our activities. There is no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to the Company. Our Manager may modify, suspend, or rescind the policies set forth in the conflicts policy, including any resolution implementing the provisions of the conflicts policy, in each case, without a vote of our shareholders.

Federal Income Tax Risks

An investment in Shares involves material income and capital gain tax risks.

You are urged to consult with your own tax advisor with respect to the federal, state, local, and foreign tax considerations of an investment in our shares. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this Offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this Offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may not be able to benefit from any tax losses that are allocated to your shares.

Shareholders may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes the non-business income derived from dividends, interest, royalties, annuities, and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources. You should consult with your professional tax advisor for further questions.

We may be audited, which could subject you to additional tax, interest, and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs, and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each shareholder, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manager may choose to extend the statute of limitations as to all shareholders and, in certain circumstances, may bind the shareholders to a settlement with the Internal Revenue Service. Further, our Manager may cause us to elect to be treated as an electing large Company. If it does, we could take advantage of simplified flow-through reporting of

Company items. Adjustments to Company items would continue to be determined at the Company level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Shareholders or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident shareholders relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your tax advisors concerning the impact of applicable state and local taxes and state tax withholding requirements on an investment in our shares.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial, and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a shareholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Shares.

Our tax reporting may be late.

Although we will use commercially reasonable efforts to deliver respective tax document to our investors by March 15 in the year following the end of each taxable year; however, there can be no assurance that we will be able to meet this deadline. Accordingly, you may be required to obtain one or more extensions for filing federal, state, and local income tax returns each year.

DILUTION

Dilution means a reduction in value, control, or earnings of the shares an investor owns. Dilution is the amount by which the offering price paid by purchasers of common stock sold in this offering will exceed the pro forma net tangible book value per share of common stock after the offering.

As of the date of this Offering Circular, LegacyHub Capital, LLC owns 10,000 of our common shares.

Future Dilution

Another essential way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares of common stock or securities convertible into shares of common stock. In other words, when the company issues more securities, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding or separate offering round, a venture capital round, or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

As we issue more shares, an investor could experience value dilution, with each share being worth less than before. As well as control dilution, with the total percentage of the company an investor owns being less than before, any voting or other associated rights being a smaller percentage. There may also be earnings dilution, with a reduction in the amount earned per share. Earning dilution typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company.

The type of dilution that hurts early-stage investors most occurs when the company sells more shares or other equity securities in a down round, meaning an investment round at a lower valuation than in prior offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

▪In June 2019, Justin invested $20,000 in shares that represent 2% of a company, the value of the said company is $1 million.  Justin’s stake is worth $20,000.

▪In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Justin now owns only 1.3% of the company, but his stake has increased – now worth $200,000.

▪In June 2020 the company ran into serious problems, and in order to continue operation, raises $1 million at a much lower valuation than the prior round of $10 million. The new, lower valuation of the company is $2 million. This round of investment at the $2 million valuation is the down round. Justin now owns only 0.89% of the company, and his stake is worth only $26,660.  Justin’s ownership equity has been diluted, and his equity’s valuation has significantly been reduced as a result of the down round.

This type of dilution might also happen upon conversion of debt instruments – such as convertible notes– into shares of the company. Typically, the terms of these debt instruments issued by early-stage companies provide that in the event of another round of financing, the holders of the debt instruments get to convert their notes into equity at a “discount” to the price paid by the new investors. In other words, the holders of the debt instruments get more shares than the new investors would for the same price. Additionally, some convertible notes have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Regardless, the holders of the debt instrument get more shares for their money than new investors. In the event that the financing is a down round – as described above –  the holders of the debt instruments will dilute existing equity holders, and even more than the new investors do because they get more shares for their money. Investors should pay careful attention to the number of convertible notes that the company has issued (and may issue in the future, and the terms of those notes).

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

The shares are self-underwritten and are being offered and sold by the Company on a minimum basis. No compensation will be paid to any principal, the Sponsor, or any affiliated company or party with respect to the sale of the Common Shares. This means that no compensation will be paid with respect to the sale of the interests to the Sponsor or its affiliate affiliated companies. We are relying on Rule 3(a)401 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they

a) perform substantial duties at the end of the offering for the issuer;

b) are not broker dealers; and

c) do not participate in selling securities more than once every 12 months, except for any of the following activities:

i) preparing written communication, but no oral solicitation; or

ii) responding to inquiries provided that the content is contained in the applicable registration statement; or

iii) performing clerical work in effecting any transaction. Neither the Company, its Sponsor, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

The Company plans to use the network of real estate investors which already has a pre-existing relationship to solicit investments. The Company, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as Rule 251(d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, paid advertising, and search engine optimization on Legacyhub Platform. The Legacyhub Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

In order to subscribe to purchase our Common Shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Appendix B, and wire funds (or ACH) for its subscription amount in accordance with the instructions provided therein.

Please note that the Company will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

However, received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final offering is available. In compliance with Rule 253(e) of Regulation A, the Sponsor shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

Stock Issuance in Electronic Form

Ownership of the Offered Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by our Manager, and kept only on the books. No physical certificates shall be issued, nor received, by our Manager or any other person. The Manager records and maintains securities of Company in in book-entry form only. Book-entry form means the Manager maintains shares on an investor’s behalf without issuing or receiving physical certificates.

Escrow Account

Kingdom Trust, a South Dakota custodian corporation (“Escrow Agent”), will act as escrow agent for the Offering. Prior to the date the SEC issues a qualification for the sale of the common Shares pursuant to this Offering Circular, the escrow agent shall establish a non-interest-bearing account, which account shall be titled “Subscription Account for LegacyHub MultiFamily REIT I” (the “Escrow Account”). The Escrow Account shall be a segregated deposit account at the bank. The Escrow Account maintained by the escrow agent shall be terminated in whole or in part on the earliest to occur of:

(a) the first to occur of the

(i) the maximum offering amount being raised, or

(ii) 18 months from the date of SEC qualification; or

(b) within fifteen (15) days from the date upon which a determination is made by the company to terminate the Offering.

The foregoing sentence describes the escrow period the “Escrow Period”. During the Escrow Period, the parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of investors, and that (ii) the Company is not entitled to any funds received into escrow, and that no amount deposited into the Escrow Account shall become the property of the Company or any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity, until the Company has triggered closing of such funds.

The Company will raise a minimum of $750,000 prior to funds being released to the Company. If the Company does not raise the Offering Amount within the offering period, all proceeds raised to that point will be promptly returned to subscribers, with interest, if any.

The escrow agent shall process all escrowed amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each investor’s name and address, the quantity of shares of common stock purchased, and the amount paid.

If any subscription agreement for the purchase of shares is rejected by the Company in its sole discretion, then the subscription agreement and the escrowed amounts for such investor shall be returned to the rejected investor without interest by the escrow agent within fifteen (15) business days from the date of rejection.

The Company shall pay certain itemized fees to Kingdom Trust, for its escrow services, including:

▪Annual fee of $1,500

▪A transaction out fee of $50

▪Return check or wire fee of $50

▪Special handling fee of $75

The Escrow agent, in no way endorses the merits of the offering of the securities.

No public market

Our Common Shares are not quoted on any stock exchange or quotation system.

Process of Subscribing

Upon qualification of this Offering by the SEC, prospective investors who have signed non-binding indications of interest will be given the opportunity to confirm that they would like to fully subscribe to our offering. Each prospective investor will receive an automated message from the Legacyhub.fund’s Manager indicating:

that the offering is open for investment;

they may convert their reservation into an investment;

they may view the offering on our “Sign Up/ Get Started” page on Legacyhub.fund; and

If they are still interested in investing, they need to sign up and send funds on https://legacyhub.fund.

The information provided is fairly basic and points back to our Sign-Up page on https://Legacyhub.fund. The Sign-Up page will have a link to the SEC HTML qualified version of our offering circular. In connection with executing the Subscription Agreement, the investor will specify whether they will purchase Shares via wire transfer, or ACH transfer.

The Subscription Agreement can only be completed on www.Legacyhub.fund. The subscription agreement includes a representation by you to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence). The Subscription Agreement must be delivered to us and you may transfer funds for the subscribed amount in accordance with the instructions stated in the Subscription Agreement.

Prospective investors who have not previously submitted a non-binding indication of interest on the Legacyhub.fund website may subscribe to purchase our common Shares through [Legacyhub.fund] by Signing Up to complete the Subscription Agreement. Once investors submit their subscription and payment, they shall not have the right to rescind their subscription until it has been accepted.

Subscriptions may be rejected by us in whole, or in part, prior to their acceptance, in our sole discretion, for among other reasons, our determination that an investor does not meet the investor suitability standards or the KYC/AML standards, or our determination to close this Offering early. If any investor’s subscription is rejected, we shall, within three (3) business days send electronic notification of such rejection and shall return such investor’s funds. Such funds shall be returned within ten (10) business days for funds paid through ACH, within five (5) business days after the investor provides wire transfer instructions to Legacyhub.fund for funds tendered by wire transfer. Upon any rejection of a subscription, all funds received in connection with such subscription will be promptly returned to such investor without interest. Such refund will be paid in the same currency and in the same amount as paid by such investor.

If $750,000 in the Minimum Offering is not raised by the date that is eighteen (18) months from the qualification of this offering with the Securities and Exchange Commission, all subscriptions will be refunded to subscribers without deduction or interest. After an investor executes a subscription agreement, upon a written request for such rescission, those funds will be revocable until the later of (a) the date on which we have raised at least the Minimum Offering where those funds have been committed for at least thirty days or (b) thirty days after the signing of the related subscription agreement (the “Closing Criteria”). For the avoidance of doubt, if the Closing Criteria have been reached for your investment, and the company has yet to hold a Closing on your funds, you will not be entitled to request the return of your funds; however, in the event of a liquidation or dissolution of the company should occur before the company has held a Closing covering your funds, you will be refunded your investment without interest or deduction. In the event that the Minimum Offering amount is not reached by such date or the offering is otherwise terminated (including due to liquidation and dissolution of the company), investor funds held in escrow will promptly be refunded to each investor in accordance with Rule 10b-9 under the Securities Exchange Act of 1934. If a subscription is rejected or if a recession is requested, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber. The escrow agent has not investigated the desirability or advisability of investment in the units nor approved, endorsed or passed upon the merits of purchasing the securities. The company has engaged Kingdom Trust as the escrow agent for the offering and to provide their integrated technology platform for processing investment transactions.

After the Offering Statement has been qualified by the SEC, we may accept the tender of funds for whole or fractional units before it is clear that the Minimum Offering amount sought will be raised. The funds tendered by potential investors will be held by the Escrow Agent and will be transferred to the company upon Closing or returned to the investors as discussed above if the Minimum Offering amount is not achieved. Each time the company accepts funds (either transferred from the Escrow Agent or directly from the investors) from investors that have met the Closing Criteria is defined as a “Closing”, and each date for which a Closing is declared is a “Closing Date”. Each Closing is only expected to last one day. The company will accept subscriptions from investors that have met the Closing Criteria on the Closing Date. However, investors that have met the Closing Criteria after the Closing Date will not be included in that Closing, and will be part of the next available Closing, which the company expects to be as soon as practical, but no later than fourteen (14) days after an investor has met the Closing Criteria. Following the first Closing for at least the Minimum Offering, we may close on investments on a “rolling” basis (so not all investors will receive their units on the same date). For the avoidance of doubt, the company will not directly receive subscribers' funds and complete any Closing until the Minimum Offering amount is met. Once the Closing Criteria has been met, investors will receive a notification regarding that their investment will be included in the next available Closing. Upon a Closing, investors will receive a notification regarding their units and funds tendered by investors will be made available to the company. The escrow agreement can be found in Exhibit 8 to the Offering Statement of which this Offering Circular is a part. This offering will terminate at the earlier of:

(1) the date at which the maximum offering amount of $50,000,000 has been sold,
(2) the date which is 18 months from this offering being qualified by the Securities and Commission, or
(3) the date at which the offering is earlier terminated by the company at its sole discretion.

 Selling Restrictions

This offering is only available to a USA individual or legally registered entity.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales, and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of the company and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our shares, these materials will not give a complete understanding of this offering, us or our shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and the prospective investor must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Common Shares.

USE OF PROCEEDS TO ISSUER

 The table below sets forth our estimated use of proceeds from this offering assuming we sell in this offering shares valued at

(i) $750,000, the minimum and

(ii) $50,000,000, the maximum offering amount.

The table below shows the estimated net proceeds we would receive from this offering, assuming the sale of 25%, 50%, 75%, and 100% of the Shares we are offering. There is no guarantee that we will be successful in selling any of the Shares we are offering.

We expect to use substantially all of the net proceeds from this offering, after paying or reimbursing the organization and offering expenses, to invest in the acquisition Value add Multifamily real estate assets. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived), they will increase the cash available for investment and distribution and will directly impact our net profit and net loss. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Sponsor’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this Offering in Multifamily real estate assets, which will directly impact our net profit and net loss.

	Minimum offering amount after qualification	25%	50%	75%	100%
Gross offering proceeds	$ 750,000.00	$ 12,500,000.00	$ 25,000,000.00	$ 37,500,000.00	$ 50,000,000.00
Organization and offering expenses	$ 50,000.00	$ 500,000.00	$ 900,000.00	$ 1,200,000.00	$ 1,600,000.00
Net proceeds to the company	$ 700,000.00	$ 12,000,000.00	$ 24,100,000.00	$ 36,300,000.00	$ 48,400,000.00

(1)This is a “best effort” Offering. We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $750,000, the Minimum Offering, in this offering, and such funds have been committed for at least thirty days. After an investor executes a subscription agreement, those funds will be revocable for the next thirty days, after which time such funds will be irrevocable and will remain in a subscription escrow account established for the offering. If we do not raise the Minimum Offering within eighteen (18) months, we will cancel the offering and release all investors from their commitments.

(2) Investors will not pay upfront selling commissions in connection with the purchase of our Common Shares. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager and its affiliate.

(3)Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of our company and the qualification of the offering, fees to set up the online platform, fees to foreign intermediaries, the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distribution costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, including expenses associated with marketing this offering and our residential spaces, charges of experts and fees, expenses and taxes related to the filing, registration, and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution''.

We reserve the right to change the above use of proceeds if management believes it is in our best shares.

The allocation of the net proceeds of the offering set forth above represents our estimates based upon our current plans, assumptions we have made regarding the industry, general economic conditions, and our future revenues (if any) and expenditures.

 Although changes to our strategies and investment criteria will be communicated to our shareholders, investors are cautioned that the expenditures may vary substantially from the estimates above. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds from this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments, and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

 In the event that we do not raise the Maximum Offering we are aiming, then we may attempt to raise additional funds through private offerings of our securities or by borrowing funds.

OUR BUSINESS

This discussion should be read in conjunction with the other sections of this Offering Circular, including "Risk Factors," "Use of Proceeds," and the Financial Statements attached and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Offering Circular.

Description of Business

The Company is a newly incorporated Delaware LLC formed to pool resources, invest in, and manage a diversified portfolio of Multifamily real estate investments in upward trending communities all over the United States. Our company will be managed by Legacyhub Partners LLC, a Texas limited Liability Company and wholly owned own subsidiary of our Sponsor.

Headquartered in Dallas, TX, our Sponsor is a vertically integrated organization with a deep focus on asset acquisitions and management with a clear mission: to democratize commercial real estate investing. Our Sponsor, through its wholly-owned subsidiaries, Legacyhub Capital, LLC, will co-investment with other investors, ensuring that our Sponsor is fully aligned with the interests of the subscribers/investors. With expertise ranging from fund and risk management to end to end property management experience, LegacyHub has both the in-house experience and the external relationships in the Multifamily real estate market to take advantage of investment opportunities in Core Plus & Value-Add Multifamily assets.

Commercial real estate investing has been only available to accredited investor for more than half a century since the early 1940s. But with the JOBS Act in 2013, qualified investors can have access to such investment opportunities. "Qualified purchasers" include:

(i) "accredited investors" under Rule 501(a) of Regulation D; and

(ii) all other investors so long as their investment in our common shares do not represent more than 10% of the greater of their annual income or net worth (for natural persons) or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

We aim to raise a Maximum Offering of $50,000,000 in our Common Shares, which represents the value of the shares available to be offered as of March 25th, 2021, out of the rolling 18-month maximum. The minimum investment in our common shares for initial purchase is 250 shares, or $2,500, based on the current $10.00 NAV share price. The per-share purchase price for our common shares is currently $10.00 per share.

Investment objectives

Our primary investment objectives are:

•to realize consistent growth in the value of our investments within approximately five to ten years of the termination of this offering;

•to grow net cash from operations so that an attractive and consistent cash distribution for our investors and reinvestments over the long term;

•to preserve, protect and return your capital contribution.

We also seek to realize growth in the value of our investments by timing their sale to maximize value. However, there is no assurance that our investment objectives will be met.

Investment Strategy

We will use substantially all the net proceeds from this offering to originate, acquire, asset manage, operate, selectively leverage, and syndicate multifamily properties through the acquisition of equity interests in such properties. Our management has extensive experience investing in numerous types of properties. Multifamily properties are marketed as three different types of classes – Class A, B, and Class C. These classes provide a shorthand way to describe attributes of properties. These are not exact classifications but generally real estate assets within a class have similar characteristics.

The highest quality building are Class A, some characteristics include that they tend to be:

•built within the past 15 years;

•low vacancy rates, high income tenants and high rents;

•desirable location and professionally managed; and

•highest quality buildings in their market.

Class B is the next highest asset class, some characteristics include that they tend to be:

•older than Class A buildings;

•often higher vacancy rates and less affluent tenants;

•less desirable location than Class A buildings and they can be professionally managed; and

•there may be some maintenance issues.

This class is sometimes described as “value add” because with some renovations and improvements assets in this class can be elevated to a higher class.

The last asset class is Class C, some characteristics include that they tend to be:

•older than 20 years;

•less desirable locations and at times, poorly managed; and

•they have some maintenance issues.

Class C buildings may need significant investment in order for them to become reliably income producing.

Our focus will primarily be multi-family units that fall into the Class B and Class C categories. We intend to use substantially all of the proceeds of this offering to acquire, manage, operate, leverage, and opportunistically sell multi-family rental properties. Even though our focus currently is multi-family rental properties that are and Class C assets, our Manager will evaluate our strategy at least once every six months and may determine for a variety of reasons (including the lack of available assets) to refocus our investment criteria toward acquiring other types of Multifamily property.

We seek to create and maintain a portfolio of multi-family rental properties and other project investments that generate a low volatility income stream of attractive and consistent cash flow. We intend to achieve this primarily through investment in multi-family value add properties. ‘Value add’ is in this case is defined as properties that may exhibit management or operational problems, require physical improvement and/or suffer from capital constraints. By addressing these issues, we seek to increase value and cash flow of our properties over time.

While value appreciation is key, our strategy is to drive healthy cash flow in these multifamily properties over a period of time. Our manager underwriting process, which the management team has successfully developed over their extensive real estate careers in a variety of market conditions, involves comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk. Successful investment process takes careful planning and constant improvement in practices at every point along the path from creating the initial relationship through completing the acquisition.

Consistent exposure to quality opportunities must begin with creating relationships with those that might have information concerning properties that are available for purchase.

Brokers

Relationship with national and statewide real estate brokers will provide the widest net in that they are in the business of speaking with owners that may become sellers.

Property Owners

Establishing direct relationships with property owners will increase the likelihood of access to opportunities before they hit the market.

Initial Evaluation

We use our investment criteria to weed out properties then run a scenario based financial analysis of price, property rents, vacancy, market rents, potential physical improvements, current lending parameters and sub-market dynamics.

Site Visit

Site visit will be conducted for all potential sites.

Advanced Evaluation

After property data obtained a final re-evaluation of the asset’s potential is conducted. Assumptions made in the initial study are confirmed or adjusted as appropriate.

Investment Committee

The final deciding group is the Investment Committee. It is also the role of the Investment Committee to determine the appropriate time for acquisition and disposing of an asset.

Due Diligence

Due Diligence stage is the final evaluation, both confirming the information gathered regarding the asset including but not limited to estoppels and property financial records received once escrow is opened, and in completing in-depth review of physical characteristics, including structural reports, Phase I hazardous substance reports, mold evaluations if concerns exist, etc.

Close Escrow

The transaction is completed only after all due diligence is done and the returns are consist with the terms approved.

Partnership Selection

We place significant value on our partnerships. Because of this, we conduct extensive due diligence on each partner. Typically, we look for the following when conducting this due diligence:

1. Years of experience in the management team.

2. Successful deals completed.

3. Complimentary focus of their portfolio with ours.

4. Valuation, cash flow and financial stability.

5. Values, mission and aligned goals.

Each partnership is different, and we evaluate each one on a case by case basis and then determine if we wish to partner with them at the discretion of the Manager.

Market Outlook — Multi-Family Real Estate Market

Based on our understanding of the multi-family real estate market, we believe that existing apartments will continue to do quite well in terms of occupancy (i.e., 90%+ occupancy rate), but it will not be possible to push up rents as vigorously as in years past. We project that existing apartment rental rates in the US will not start to trend up until 2022 as the effect of COVID-19 starts to wane off.

Our understanding is that even through the volatility of the markets, the fundamental demand for housing coupled with population growth, make apartments a relatively safe option for investment capital.

Competition

Our ability to produce revenues will rely on several factors including and not limited to sourcing and acquiring properties to development and the real estate market once we have development the properties. We will compete with other organizations that invest in multi-family real estate assets, including real estate acquisition funds, REITs, individuals, corporations, insurance companies, pension funds, partnerships and private funds, for both the properties to development as well as for buyers and tenants once the properties have been developed. Some of these entities have more resources than ours.

Real estate investing has been around for a long period of time hence the industry is complex and highly fragmented; From Government agencies and sovereign funds to banks and wealth managers, Competition is fierce. For us, we are focusing on organization that are leveraging some of the regulatory changes we plan to use and the top 5 are

•Fundrise

•RealtyMogul

•CrowdStreet

•EquityMutiple

•Diversyfund

Legal Proceedings

The company is neither involved nor subject to any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

INVESTMENT POLICIES

While our Manager will use our investment criteria to target investments, these criteria will be revisited every six months. Though the company may receive capital gains from these properties, the goal of the company will be to purchase properties for healthy cash flow (i.e., rental income).

The company may acquire an interest in commercial real estate in a variety of ways, including but not limited to:

•purchasing fee simple title to a property;

•purchasing a note (performing or non-performing) secured by a property through negotiated lender sales and/or auctions;

•providing straight debt or convertible debt to an owner of a property; or

•purchasing a partnership or membership interest (including minority interests) in a special purpose entity that owns a property.

To the extent that the company acquires minority interests in special purpose entities it will need to structure those acquisitions in such a way as to not trigger the definition of an “investment company” under the Investment Company Act of 1940.

It is contemplated that the company may use leverage (secured debt or short-term lines of credit) to acquire properties. The company will seek to keep the company’s overall portfolio leverage ratio to 65% or less (75% or less, if mezzanine debt is obtained). The foregoing targets exclude short term lines of credit.

PLAN OF OPERATION

Overview

Legacyhub MultiFamily REIT I, LLC, was incorporated on September 24, 2020, in the state of Delaware. Our headquarters is located in the City of Dallas, in the State of Texas. We plan to diversify our portfolio by investment type within MultiFamily market, size, and risk to attain a portfolio of real estate assets that provide attractive and stable returns to our investors. Our Manager will manage our day-to-day operations and our portfolio of MultiFamily real estate assets. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitation in our Operating Agreement. Our Sponsor will also provide asset management, marketing, investor relations, and other administrative services on our behalf. As of the date of this offering circular, we have not commenced operations, nor have we identified any investments in which there is a reasonable probability that we will invest/acquire.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and any undistributed funds from our operations costs, resulting in an operating loss. During the period from inception through SEC qualification, we relied on our Sponsor to fund operations. As of the quarter ended in December 2020, we had $0 in cash. The funds raised in this offering will be primarily used to acquire Multifamily real estate assets and set up the required regulatory and financial reporting process.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. Our targeted portfolio-wide leverage after we have acquired a substantial initial portfolio of diversified investments is between 60-75% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) to quickly build a diversified portfolio of assets. Our Manager may, from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, it is our policy not to borrow more than 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless our Manager’s investment committee approves any excess in borrowing over such level.

REDEMPTION PLAN

Investments in real estate are generally long-term investment and illiquid. On one hand, we are cognizant of the current unpredictable economic effect of COVID-19. On the other hand, we may acquire multifamily real estate that is not appropriate to our investor’s portfolio. To address that, our Manager believes that adopting a redemption plan is in the best interest to our investors. Under the Redemption Plan, a subscriber may have the opportunity to obtain liquidity on a quarterly basis. We will offer a discounted redemption price before year two (2), if our investor needs it. The difference between the NAV per share and the discounted value would accrue to shareholders who have not requested redemption. Our Manager will not receive any economic benefit as a result of the discounted redemption price through year two (2).

Pursuant to our redemption plan, a Shareholder may only:

(a) have one outstanding redemption request at any given time; and

(b) request that we redeem a minimum of 25% of its share per redemption request.

The Redemption Plan is subject to certain liquidity limitations that may fluctuate depending on the liquidity of the real estate assets we hold.

Between initial investment and after the minimum offering amount has been met, we have up to ninety (90) days delay period (“Delay Period”) to deploy capital after the minimum amount of the offering has been achieved. Our Introductory Period will then depend on either when the capital is deployed or after the delay period. depends on the earliest time,

▪When capital is deployed

▪90 days

After the end of the introductory period, Shareholders will be entitled to dividends as announced by our Manager. We will notify Shareholders when their introductory period ends.

During the introductory period, following the settlement of the common shares subject to the redemption request, the per-Share redemption price will be equal to the purchase price of the shares being redeemed.

Post-Introductory Period, following the settlement of the shares subject to the redemption request, the per-share redemption price will be calculated based on a declining discount to the purchase price per share until December 31, 2021, and after that, to our most recently disclosed NAV per share at the time of the redemption request, and rounded down to the nearest cent (the repurchase price). For example, for requests made during the fiscal quarter January 1 through March 31, 2021, the declining discount will be applied to the NAV per share calculated as of the close of business on December 31, 2020, assuming no adjustments in that period and before giving effect to any share purchases or redemptions to be effected on December 31, 2020. In addition, the redemption plan is subject to certain aggregate liquidity limitations, which may vary depending on the underlying liquidity of the real estate assets held by us. During the Post-Introductory Period, the redemption price with respect to the shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been:

(i)paid with respect to such shares before the date of the redemption request; or

(ii)declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

Holding Period from Date of Settlement Effective Redemption Price:

Holding Period from Date of Settlement	Effective Redemption Price (as a percentage of per share redemption price) (1)
Less than 90 days (Introductory Period)	100% (2)(3)
90 days until 2 year	95% (4)
More than 2 year	100% (5)

(1) The Effective Redemption Price will be rounded down to the nearest $0.01.

(2) The per-share redemption price during the Introductory Period is calculated based upon the purchase price of the shares, not the per-shares price in effect at the time of the redemption request

(3) The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such shares, the amount of which we are unable to calculate at this time.

(4) For shares held at least ninety (90) days but less than two (2) years, the Effective Redemption Price includes the fixed 5% discount to the per-share price for our common shares in effect at the time of the redemption request.

(5) For shares held at least two (2) years, the Effective Redemption Price does not include any discount to the per-share price for our common shares in effect at the time of the redemption request.

As shareholders must observe a minimum thirty (30) day waiting period following a redemption request before such request will be honored, whether a redemption request is deemed to be in the Introductory Period or the Post-Introductory Period will be determined as of the date the redemption request is made, not the date the redemption request is honored. Meaning, for example, if a redemption request is submitted during the Introductory Period, but honored after the Introductory Period, the effective redemption price will be determined using the Introductory Period methodology.

The following is a brief comparison of our redemption plan during the Introductory Period (up to 90 days after acquiring the shares) and the Post-Introductory Period (90 days or more after acquiring the shares), which is qualified in its entirety by the disclosure contained herein.

SUMMARY OF REDEMPTION PLAN
	Introductory Period	Post-Introductory Period
Duration	Earliest between First 89 days after settlement and before capital is deployed.	90 days or more after the settlement or after capital is deployed
Redemption Price	100% of the purchase price less distributions paid and distributions declared and to be paid less third-party costs	95-100% of NAV (no reduction for distributions) less third-party costs
Timing to submit a request	At least 60 days before the effective redemption date (but in no event 90 or more days after first acquiring the shares)	At least 30 days before the effective redemption date
Last Date to Withdraw Request	Up to effective redemption date	Up to effective redemption date
Date of Redemption Payment	Within 3-5 business days of the effective redemption date	Within 3-5 business days of the effective redemption date
Frequency	Quarterly (after a minimum 60 day waiting period after the submission of the redemption request)	Quarterly (after a minimum 60 day the waiting period after the submission of the redemption request)
Minimum Amount of shares Redeemed Per Redemption Request	25% of their shares	None
Maximum Number of Shares Redeemed Per Redemption Request	10,000 shares or $50,000, whichever is less	10,000 shares or $50,000, whichever is less

Redemption of our shares will be made quarterly upon written request to us at least thirty (30) days prior to the effective redemption date; provided, however, written requests for shares to be redeemed during the Introductory Period must be delivered to our Manager before the end of such Introductory Period. Our Manager intends to provide notice of redemption by the end of the first month following the thirty (30th) day after the submission of the redemption request, with an effective redemption date no earlier than the thirtieth (30th) day following the submission of the redemption request, and expects to remit the redemption price within three (3) business days (but generally no more than five (5) business days) of the effective redemption date. Shareholders may withdraw their redemption requests at any time before the effective redemption date.

MANAGEMENT’S COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Organizational and Offering Stage
Fund Administration Fee - Sponsor

Our Sponsor has paid and will continue to pay offering expenses on our behalf in connection with the offering of our shares. We reimburse our Sponsor for future offering costs it may incur on our behalf from the day this offering is deemed “qualified” by the SEC.

We expect to incur an additional $50,000 in expenses in connection with raising the minimum amount for the offering.
Operational Stage
Asset Management Fee - Manager

We will pay our Manager a quarterly Fund Administration Fee equal to 2.0% per annum, which will be based on our offering proceeds (Asset Under Management) during and after the termination of the offering.

We cannot determine these amounts at the present time.
Platform Administration Fee - Sponsor

We will pay our Sponsor a quarterly Platform Administration Fee of 4%(annualized) on the gross revenue receipt from the MultiFamily assets owned in this Offering.  For example, if the Company Gross annual revenue is $10,000; The Company will pay a platform fee of $400, with $100 due at the end of every quarter. This fee will be prorated if the Company does not use the platform for a full year.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.
Operating Expenses - Manager	We will reimburse our Manager for out-of-pocket expenses paid in connection with providing services to us. Our Manager will pay its own personnel cost.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.
Property Management Fee	We will pay our Manager or its affiliates a monthly fee of up to 4% annualized on each gross revenue from the Multifamily assets held by us	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

AUDITED FINANCIAL STATEMENTS

LEGACYHUB MULTIFAMILY REIT I, LLC
STATEMENT OF FINANCIAL CONDITION (AUDITED)

AS OF SEPTEMBER 24, 2020

Assets:
Cash	$ -
Total Assets	$ -

Liabilities and Members’ Equity (Deficit):
Liabilities:
Accounts payable and accrued expenses	$ -
Due to related party	-
Total Liabilities	$ -

Members’ Equity (Deficit):	-

Total Liabilities and Members’ Equity (Deficit)	$ -

NOTE 1: NATURE OF OPERATIONS

Legacyhub MultiFamily REIT I, LLC (the “Company”) is a limited liability company organized September 24, 2020 under the laws of Delaware. The Company was organized primarily to pool capital, originate, invest in, and manage a portfolio of multi-family real estate assets. Substantially all the Company's business will be externally managed by LegacyHub Partners, LLC (the “Investment Manager” or the “Manager”), a Texas limited liability company.

As of September 24, 2020 (inception), the Company had not yet commenced operations. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis for reporting.

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Revenue Recognition

The Company has adopted ASC 606 as of its inception date and will recognize revenues in accordance with ASC 606. Rental revenue, net of concessions, are to be recognized on a straight-line basis over the term of the lease. No revenues have been earned or recognized as of September 24, 2020 (inception).

Organizational Costs

In accordance with FASB Accounting Standards Codification (“ASC”) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the financial statements. Income from the Company is reported and taxed to the members on their individual tax returns. The Company intends to file a REIT election in the future.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statement. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon the Company’s ability to raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBERS’ EQUITY

The Company is managed by LegacyHub Partners, LLC, a Texas limited liability company (the “Manager”). Pursuant to the terms of the Company’s limited liability company operating agreement (the “Operating Agreement”), the Manager will provide certain management and advisory services to the Company.  The Manager is a wholly owned subsidiary of Legacyhub Realty Corp., a privately held company that commenced operations in March 2020.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the holders of common shares. The holders of common shares only have limited voting rights in respect of the series in which they are invested.

Pursuant to the Operating Agreement, the Manager will receive fees and expense reimbursements for services and the investment and management of our properties.

The Manager has sole discretion in determining what distributions, if any, are made to holders of common shares except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

The Manager has issued 10,000 shares to LegacyHub Capital LLC, a subsidiary of our sponsor (LegacyHub Realty Corp.). These shares have been issued as common shares.

NOTE 5: RELATED PARTY TRANSACTIONS

Subject to certain restrictions and limitations, the Investment Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Investment Manager and certain affiliates of the Investment Manager will receive fees and compensation in connection with the Company’s acquisition, management, and sale of the Company’s real estate investments.

The Company will pay the Investment Manager a quarterly asset management fee of 2% per annum, which is based on the Company’s net asset value, as further detailed in the Company’s Operating Agreement.

The Company will pay the Sponsor a platform fee of 3% of gross annual revenue, as further detailed in the Company’s Operating Agreement.

The Company will pay the Manager’s affliates a property management fee of 4% of gross annual rent received from assets held by the Company, as further detailed in the Company’s Operating Agreement.

The Manager and affiliates are entitled to expense reimbursements for all costs incurred on the Company’s behalf.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Economic Dependency

Under various agreements, the Company will engage Legacyhub Partners, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition, and disposition decisions, the sale of the Company’s common shares available for issuance, as well as other administrative responsibilities for the Company, including marketing, accounting services and investor relations. As a result, the Company will be dependent upon Legacyhub Partners, LLC, and its affiliates. If these companies are unable to provide the Company with the respective services, the Company would have to find alternative providers of these services.

Management’s Evaluation

Management has evaluated all subsequent events through February 15, 2021, the date the financial statement was available to be issued.  There are no additional material events requiring disclosure or adjustment to the financial statement.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

•Read this entire offering circular and any supplements accompanying this offering circular.

•Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Exhibits III.

•Electronically provide ACH/Wire instructions to us for the full purchase price of our common shares being subscribed for.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser,” and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons) or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

The minimum offering amount is $750,000, and we may not accept subscriptions until such time as we have received subscriptions equaling the minimum offering amount. Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

LEGACYHUB MULTIFAMILY REIT I, LLC
Attention: Investor Relations

539 W. Commerce St #2385

Dallas, TX 75208

Following the date on which the minimum offering amount has been achieved, subscriptions will be accepted or rejected within 30 days of receipt by us. We have until the date that is eighteen months after the date of this offering circular to achieve the minimum offering amount.

We will not draw funds from any subscriber until the date we achieve the minimum offering amount or the date your subscription is accepted, whichever is later. If we accept your subscription, we will email you a confirmation.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans, and 401(k) plans. In the case of investments through IRAs, Keogh plans, and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least 250 common shares in this offering for individuals and 2,500 for an entity, or $2,500/$25,000 based on the current per-share price. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10 (or the then NAV of our common shares).

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

We are externally managed by LegacyHub Partners, LLC (Our “Manager”), a prospective registered investment advisor with the Commission and a wholly-owned subsidiary of our Sponsor. Registration with the Commission does not imply a certain level of skill or training.

NAME	POSITION	AGE	TERM OF OFFICE	APPROXIMATE HOURS PER WEEK FOR PART-TIME EMPLOYEES
Akinyemi Akintoye	Chief Executive Officer	35	June 1, 2020 – present
Jose Santa Maria	Board of Director – Member	75	June 1, 2020 – present

Executive Officers of our Sponsor/Manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

Akinyemi Akintoye, Chief Executive Officer (35)

Akinyemi Akintoye is a Principal and the founding member of LegacyHub Realty Corp. (Our “Sponsor”). Before founding LegacyHub, Akinyemi spent the last year advising and building valuation analysis for individual investors and spent the last five (5) years building indoor and outdoor telecommunication networks for AT&T throughout the United States. Mr. Akinyemi graduated summa cum laude in master’s in Electrical Engineering from Texas A&M University and received his MBA from the prestigious Kellogg School of Management, Northwestern University. Mr. Akinyemi has FINRA Series 65 and Securities Industry Essentials (SIE) registrations.

Jose Santa Maria, Member -- Board of Directors (75)

Jose Santa Maria is a silent investor of LegacyHub Realty Corp. Jose retired from the Pharr-San Juan-Alamo (PSJA) school district in 2007 after 37 years of service. For the last 15 years, Jose has been investing and leasing condo primarily in South Padre Island, a resort town off the southern coast of Texas. Jose graduated with an undergrad degree in Business Administration and a master’s in education both from the University of Texas-Pan American.

Investment Committee of our Manager

The investment committee of our Manager, mostly member of our board of directors, will assist our Manager in fulfilling its oversight responsibilities by

(1) considering and approving of each investment made by us,

(2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and

(3) overseeing the investment activities of certain of our subsidiaries.

The investment committee will consist of at least three members, including our Sponsor’s Chief Executive Officer, an independent board member, and a third member chosen unanimously by the other two members of the investment committee, who will serve until such time as such investment committee member resigns or is replaced by our Manager, in its sole and absolute discretion. The initial Investment Committee will consist of Akintoye, Akinyemi, and Jose Santa Maria.

Compensation of our Board of Directors

Prior to the completion of the Reg A+, our Board of Directors (“Board”) will not be compensated. Afterward, we will compensate the Board for their activities and respective committee responsibilities. The compensation for The Board during a fiscal year shall be $12,000 per year per director, distributed quarterly. Akintoye, Akinyemi is the only member of the Board at the time of filling, and we are interviewing prospective candidates for the Independent Board position.

Compensation of Executive Officers

We currently do not have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Akinyemi Akintoye is serving as Our chief executive officer and will not be compensated. The executive officers of our Manager will serve to manage our day-to-day affairs, oversee the review, selection, and recommendation of investment opportunities, service acquired investments, and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Set forth below is information regarding the beneficial ownership of our Common Stock, our only outstanding class of capital stock, as of September 24th , 2020, by

(i) each person whom we know owned, beneficially, more than 10% of the outstanding shares of our Common Shares, and

(ii) all the current officers and directors as a group.

We believe that, except as noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, the address for each beneficial owner listed on the table is- 539 W. Commerce St #2385 Dallas, TX 75208. The beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power concerning shares beneficially owned.

Title of class	Name of the beneficial owner	Number of Shares Beneficially Owned	Approximate Percent of All Shares
Common Shares	LegacyHub Capital, LLC (1)	10,000	100%

(1)LegacyHub Capital, LLC, is a Texas limited liability company wholly owned by Our Sponsor.

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 20, 2020.

LegacyHub MultiFamily REIT, LLC.

By:/s/ Akinyemi Akintoye

Akinyemi Akintoye

Chief Executive Officer

Date: March 14th , 2021

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

LegacyHub MultiFamily REIT, LLC.

By:/s/ Akinyemi Akintoye

Akinyemi Akintoye

Chief Executive Officer

Date: March 14th, 2021

PART III – EXHIBITS

Item 1. Index to Exhibits

1.Articles of Organization

2.Operating Agreement

3.Subscription Agreement

4.Material Contracts

5.Consent

6.Opinion re: Legality

7.Tax Opinion

8.Nav Disclosure

EXHIBIT 1: Articles of Organization

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:11 PM 09/24/2020
FILED 04:11 PM 09/24/2020
SR 20207466942 - File Number 3741261

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

ARTICLE I

The name of the limited liability company is Legacyhub Multifamily REIT I, LLC.

 ARTICLE II

Its registered office in the State of Delaware is to be located at 651 N. Broad St., Suite 206, Middletown DE 19709. The registered agent in charge in charge thereof is LEGALINC CORPORATE SERVICES INC.

ARTICLE III

The period of duration of the limited liability company shall be perpetual.

ARTICLE IV

The purpose of the limited liability company is to engage in any lawful act or activity for which limited liability companies may be organized under the Delaware limited Liability Company Act.

ARTICLE V

The name of initial member is LegacyHub Capital LLC

I, the undersigned, for the purpose of forming a limited liability company under the law of the State of Delaware, do make , file and record this certificate, and do certify that the facts herein stated are true , and I have accordingly hereunto set my hand and executed this certificate of Formation on the date below

Dated: September 24th, 2020

/s/ Lovette Dobson, Organizer

EXHIBIT 2: Operating Agreement

OPERATING AGREEMENT
OF
LEGACYHUB MULTIFAMILY REIT I, LLC

Dated as of [____________]

Article I: DEFINITIONS2

Article II: ORGANIZATION6

Article III: MEMBERS AND SHARES9

Article IV:  DISTRIBUTIONS AND REDEMPTIONS13

Article V: MANAGEMENT AND OPERATION OF BUSINESS15

Article VI: BOOKS, RECORDS, ACCOUNTING AND REPORTS26

Article VII: TAX MATTERS26

Article VIII: DISSOLUTION, TERMINATION AND LIQUIDATION27

Article IX: AMENDMENT OF AGREEMENT29

Article X: MERGER, CONSOLIDATION OR CONVERSION31

Article XI: MEMBERS’ VOTING POWERS AND MEETING31

Article XII: GENERAL PROVISIONS32

Article XIII: RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES36

This STATED LIMITED LIABILITY COMPANY AGREEMENT OF LEGACYHUB MULTIFAMILY REIT I, LLC (“The Company”) is entered into and shall be effective as of September 24th, 2020 (the “Effective Date”), by and among those Persons who have executed this Agreement or a counterpart hereof, or who become parties hereto pursuant to the terms of this Agreement.

This stated Limited Liability Company Operating Agreement (this “Agreement”) of LEGACYHUB MULTIFAMILY REIT I, LLC, a Delaware limited liability company (the “Company”), is dated as of September 24th, 2020, and is entered into by Legacyhub Capital as its sole initial Member (the “Initial Member”).

Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1 or Section 13.1.

WHEREAS, the Manager has authorized and approved of the Operating Agreement on the terms set forth herein.

NOW THEREFORE, the Operating Agreement of the Company is hereby stated to read in its entirety as follows:

Article I: DEFINITIONS

Section 1.1.

Certain terms used in Article XIII of this Agreement are defined in that Article. In addition, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted as a Member of the Company as a result of an issuance of Shares to such Person by the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries’ controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Operating Agreement of Legacyhub Multifamily REIT I, LLC, as it may be amended, modified, supplemented, or restated from time to time.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America, or the District of Columbia shall not be regarded as a Business Day.

“Capital Contribution” means with respect to any Member, the amount of cash and the initial gross fair market value (as determined by the Manager in its good faith discretion) of any other property contributed or deemed contributed to the capital of the Company by or on behalf of such Member, reduced by the amount of any liability assumed by the Company relating to such property and any liability to which such property is subject.

“Certificate” means a certificate in such form as may be adopted by the Manager and issued by the Company, evidencing ownership of one or more Shares.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.9, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means any Shares of the Company that are not Preferred Shares.

“Company” means LEGACYHUB MULTIFAMILY REIT I, LLC, a Delaware limited liability company, and any successors thereto.

“Conflict of Interest” means:

(i)any matter that the Manager believes may involve a conflict of interest that is not otherwise addressed by the Company’s conflicts of interest policy; or

(ii)any transaction that is deemed to be a Principal Transaction.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“DGCL” means the Delaware General Corporation Law, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Expenses and Liabilities” has the meaning assigned to such term in Section 5.4(a).

“First NAV Reporting Date” means September 30, 2021.

“Legacyhub Platform” means the online investment platform located at www.legacyhub.fund, which is owned and operated by the Sponsor.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Indemnified Person” means:

(i)any Person who is or was an officer of the Company, if any;

(ii)the Manager, together with its officers, directors, members and managers;

(iii)the Sponsor, together with its officers, directors, shareholders and Affiliates;

(iv)any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and

(v)any Person the Manager designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Representative” means an independent representative appointed by the Manager to review and approve certain transactions involving a Conflict of Interest in order to protect the interests of the Company and the Members.

“Initial Member” means Legacyhub Capital LLC, a Wyoming LLC.

“Investment Company Act” means the Investment Company Act of 1940, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Liquidator” means one or more Persons selected by the Manager to perform the functions described in Section 8.2 as liquidating trustee of the Company, as applicable, within the meaning of the Delaware Act.

“Manager” means Legacyhub Partners LLC, a Texas limited liability company and a wholly owned subsidiary of the Sponsor.

“Market Price” means, with respect to the Common Shares on a particular date, $10.00 per Common Share until the First NAV Reporting Date. Thereafter, the Market Price will be adjusted quarterly,  or such other period as determined by the Manager in its sole discretion, but no less frequently than annually, and, as of March 31st , June 30th, September 30th and December 31st  of each year (or as soon as commercially reasonable and announced by us thereafter), will equal: the sum of our net asset value, or NAV, divided by the number of our common shares outstanding as of the end of the prior semi-annual period, as determined in accordance with Section 5.12 and disclosed by the Company in either a pricing supplement filed by the Company with the Commission or on the Company’s website (NAV per share).

“Member” means each member of the Company, including, unless the context otherwise requires, the Initial Member, each Substitute Member and each Additional Member.

“Merger Agreement” has the meaning assigned to such term in Section 10.1.

“NAV” has the meaning assigned to such term in Section 5.12.

“Non-Compliant Tender Offer” has the meaning assigned to such term in Section 3.9.

“Offering” has the meaning assigned to such term in Section 5.1(b).

“Offering Document” means, with respect to any class or series of Shares, the prospectus, offering circular, offering memorandum, private placement memorandum or other offering document related to the initial offering of such Shares, approved by the Manager, including any Offering Statement.

“Operating Agreement” has the meaning set forth in the recitals to this Agreement.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Manager.

“Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as Outstanding on the Company’s books and records as of the date of determination and, for purposes of Article XIII, that are treated as outstanding for U.S. federal income tax purposes.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity; provided, however, that, solely for purposes of Article XIII, the term “Person” shall have the meaning specified in Section 13.1.

“Plan of Conversion” has the meaning assigned to such term in Section 10.1.

“Plan Member” means each Member any of the assets of which are subject to any Plan Governing Law.

“Plan Governing Law” means any of:

(a)               Title I of ERISA;

(b)               Code Section 4975 of the Internal Revenue Code; or

(c)               the provisions of any state, local, non-U.S. or other federal law or regulations applicable to an “employee benefit plan,” as defined in Section 3(3) of ERISA, that is not subject to Title I of ERISA (including non-U.S. employee benefit plans and government plans) that are similar to the provisions contained in Title I of ERISA and/or Code Section 4975, but only if the provisions of any such other law or regulation could reasonably be construed to provide that all or a portion of the assets of the Company could be deemed to constitute the assets of such employee benefit plan under such law or regulation by reason of the (direct or indirect) investment by such employee benefit plan in the Company.

“Preferred Shares” means a class of Shares of the Company that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares of the Company in:

(i)the right to share profits or losses or items thereof;

(ii)the right to share in distributions; or

(iii)rights upon termination or liquidation of the Company (including in connection with the dissolution or liquidation of the Company).

“Preferred Shares” shall not include Common Shares.

“Principal Transaction” means any transaction between the Sponsor, the Manager or any of their respective Affiliates, on the one hand, and the Company or one of its Subsidiaries, on the other hand.

“Record Date” means the date established by the Manager, in its discretion, for determining:

(a)               the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members; or

(b)               the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means with respect to any Shares, the Person in whose name such Shares are registered on the books of the Company (or on the books of any Transfer Agent, if applicable) as of the opening of business on a particular Business Day.

“Redemption Plan” has the meaning assigned to such term in Section 4.6.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Share” means a share of the Company issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company pursuant to this Agreement and the Delaware Act. Shares may be Common Shares or Preferred Shares and may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(b).

“Sponsor” means Legacyhub Realty Corp., a Wyoming corporation.

“Subsidiary” means, with respect to any Person or the Company, as of any date of determination, any other Person as to which such Person or the Company owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Substitute Member” means a Person who is admitted as a Member of the Company as a result of a transfer of Shares to such Person.

“Transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage; provided, however, that, solely for purposes of Article XIII, the term “Transfer” shall have the meaning specified in Section 13.1.

“Tendered Shares” has the meaning assigned to such term in Section 3.9.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

Section 1.2. | Construction.

Unless the context requires otherwise:

(a)               any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;

(b)               references to Articles and Sections refer to Articles and Sections of this Agreement; and

(c)               the term “includes” or “includes” means includes, without limitation, and “including” means including, without limitation.

Article II: ORGANIZATION

Section 2.1 | Formation.

The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2. | Name.

The name of the Company shall be “LEGACYHUB MULTIFAMILY REIT I, LLC”. The words “Limited Liability Company”, “LLC”, or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The business of the Company may be conducted under any other name or names, as determined by the Manager. The Manager may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3. | Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Manager, the address of the registered office of the Company in the State of Delaware is 651 N. Broad St., Suite 206, Middletown, DE 19709 and the name of its registered agent at such address is Legalinc Corporate Services Inc.

The principal office of the Company shall be located at 539 W. Commerce St #2385, Dallas, TX 75208 or such other place as the Manager may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Manager determines to be necessary or appropriate.

Section 2.4. | Purposes.

The purposes of the Company shall be to:

(a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act;

(b) acquire, hold and dispose of interests in any corporation, asset, properties, partnership, joint venture, limited liability company, trust or other entity and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein; and

(c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5. | Qualification in Other Jurisdictions.

The Manager may cause the Company to be qualified or registered in any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

Section 2.6. | Powers.

The Company shall be empowered to do any and all legal acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.7. | Power of Attorney.

Each Member hereby constitutes and appoints the Manager and, if a Liquidator shall have been selected pursuant to Section 8.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i)     all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Manager (or the Liquidator) determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii)       all certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii)      all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Manager (or the Liquidator) determines to be necessary or appropriate to reflect the dissolution, liquidation and/or termination of the Company pursuant to the terms of this Agreement;

(iv)      all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or in connection with other events described in, Section 10.6 or Article III, Article IV or Article VIII;

(v)       all certificates, documents and other instruments relating to the determination of the rights, preferences, and privileges of any class of Shares issued pursuant to Section 3.2; and

(vi)      all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article X.

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager (or the Liquidator) determines to be necessary or appropriate to:

(i)        make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement; or

(ii)       effectuate the terms or intent of this Agreement;

provided, that when required by Section 9.2 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series, if any, required to take any action, the Manager (or the Liquidator) may exercise the power of attorney made in this Section 2.7(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.7 shall be construed as authorizing the Manager (or the Liquidator) to amend, change or modify this Agreement except in accordance with Article IX or as may be otherwise expressly provided for in this Agreement.

The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Manager (or the Liquidator) acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager (or the Liquidator) taken in good faith under such power of attorney in accordance with this Section 2.7. Each Member shall execute and deliver to the Manager (or the Liquidator) within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Manager (or the Liquidator) determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.8. | Term.

The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The term of the Company shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.9. | Certificate of Formation.

The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Manager shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Manager determines such action to be necessary or appropriate, the Manager shall direct the appropriate officers to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Article III: MEMBERS AND SHARES

Section 3.1. | Members.

(a)               A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of Article III, Article IV and Article XIII hereof. A Person may become a Record Holder without the consent or approval of any of the rest of other Members. A Person may not become a Member without acquiring a Share.

(b)               The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company (or the Transfer Agent, if any). The Manager shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)               Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(d)               Unless otherwise provided herein (including, without limitation, in connection with any redemption or repurchase pursuant to Article IV or enforcement of the transfer and ownership restrictions contained in Article XIII), Members may not be expelled from or removed as Members of the Company. Except in connection with any Redemption Plan established pursuant to Section 4.6, Members shall not have any right to resign from the Company; provided, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a Member of the Company with respect to the Shares so transferred.

(e)               Except to the extent expressly provided in this Agreement (including any Share Designation):

(i)        no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement;

(ii)       no Member holding any class or series, if any, of any Shares of the Company shall have priority over any other Member holding the same class or series of Shares either as to the return of Capital Contributions or as to distributions;

(iii)      no interest shall be paid by the Company on Capital Contributions; and

(iv)      no Member, in its capacity as such, shall participate in the operation or management of the business of the Company, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f)                Except as may be otherwise agreed between the Company, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(g)               For the avoidance of doubt, the Manager is not a Member of the Company by virtue of its position as “Manager” of the Company. The Manager will generally not be entitled to vote on matters submitted to the Members, and will not have any distribution, redemption, conversion, or liquidation rights by virtue of its status as Manager.

Section 3.2. | Authorization to Issue Shares.

(a)               The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, all without the approval of any Members, notwithstanding any provision of Section 9.1 or Section 9.2. Notwithstanding the foregoing, the share price for each Common Share being offered pursuant to any Offering Statement shall equal the maximum of the Market Price or the initial price of $10. Each Share shall have the rights and be governed by the provisions set forth in this Agreement and, with respect to additional Shares of the Company that may be issued by the Company in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of Shares of the Company), as shall be fixed by the Manager and reflected in a written action or actions approved by the Manager in compliance with Section 5.1 (each, a “Share Designation”). Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b)           A Share Designation (or any resolution of the Manager amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Manager for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Manager may at any time increase or decrease the amount of Shares of any class or series, but not below the number of Shares of such class or series then Outstanding.

(c)               Unless otherwise provided in the applicable Share Designation, if any, the Company is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Shares in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Share Designation).

(d)               The Manager may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Manager determines that it is necessary or in the best interest of the Company, in order to effectuate any issuance of Shares pursuant to this Article III, including, without limitation, an amendment of Section 3.2(c).

(e)               As of the date of this Agreement, all Shares have been designated as Common Shares. As of the date of this Agreement, the Initial Member holds an aggregate of 10,000 Common Shares.

Section 3.3. | Certificates.

(a)               Upon the issuance of Shares by the Company to any Person, the Company may, but shall not be obligated to, issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by the Manager. No Certificate representing Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent, if any. Any or all of the signatures required on the Certificate may be by facsimile or other electronic communication. If the Manager or Transfer Agent who shall have signed or whose facsimile or other electronic signature shall have been placed upon any such Certificate shall have ceased to be the Manager or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were the Manager or Transfer Agent at the date of issue. Certificates for each class of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Shares.

(b)               If any mutilated Certificate is surrendered to the Transfer Agent, if any, or to the Company, the Manager on behalf of the Company shall execute, and the Transfer Agent, if any, shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The Manager on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)        makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)       requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)      if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)      satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he or she has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 3.4. | Record Holders.

The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation or guideline. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.5. | Registration and Transfer of Shares.

Subject to the restrictions on transfer and ownership limitations contained below and in Article XIII hereof:

(a)               The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Shares. Unless otherwise provided in any Share Designation, a Transfer Agent may, in the discretion of the Manager or as otherwise required by the Exchange Act, be appointed registrar and transfer agent for the purpose of registering Common Shares and transfers of such Common Shares as herein provided. Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the Manager shall execute and deliver, and in the case of Common Shares, the Transfer Agent, if any, shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered; provided, that a transferor shall provide the address, facsimile number and email address for each such transferee as contemplated by Section 12.1.

(b)               The Company shall not recognize any transfer of Shares until the Certificates evidencing such Shares, if any, are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)               In the event that the Shares are not evidenced by a Certificate, the Company shall not recognize any transfer of shares until it has received written documentation that the Manager, in its sole discretion, determines is sufficient to evidence the transfer of such Shares.

(d)               By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person):

(i)        shall be admitted to the Company as a Substitute Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company;

(ii)       shall be deemed to agree to be bound by the terms of this Agreement;

(iii)      shall become the Record Holder of the Shares so transferred;

(iv)       makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement;

(e)               Notwithstanding the foregoing, so long as:

(i)        Legacyhub Partners, LLC, or one of its Affiliates, remains the Manager of the Company; and

(ii)       access to the Legacyhub Platform and the ability to open accounts thereon is reasonably available to potential transferees, no transfer of Shares shall be valid unless the transferee has established an account on the Legacyhub Platform.

Section 3.6. | Splits and Combinations.

(a)               Subject to Section 3.2 and Article IV, and unless otherwise provided in any Share Designation, the Company may make a pro rata distribution of Shares of any class or series of Shares to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series of Shares, in each case, on an equal per-Share basis and so long as, after any such event, any amounts calculated on a per-Share basis or stated as a number of Shares are proportionately adjusted.

(b)               Whenever such a distribution, subdivision or combination of Shares is declared, the Manager shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Manager also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Manager shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)               Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Manager may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

Section 3.7.  | ERISA.

The Manager intends to limit the equity participation by “benefit plan investors” (as defined in Section 3(42) of ERISA) in the Company so that it is less than twenty-five percent (25%) of each class of equity interest in the Company (determined in accordance with the Plan Assets Regulation, including disregarding any holdings of Sponsor Affiliates, to the extent so required).

Section 3.8. | Agreements.

The rights of all Members and the terms of all Shares are subject to the provisions of this Agreement (including any Share Designation).

Section 3.9.  | Tender Offers.

If any shareholder of the Company makes a tender offer, including, without limitation, a “mini-tender” offer, such shareholder must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, which would be applicable if the tender offer was for more than 5% of the outstanding securities of the Company, provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such shareholder must provide notice to the Company at least ten (10) Business Days prior to initiating any such tender offer. If any shareholder initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Company, in its sole discretion, shall have the right to redeem such non-compliant shareholder’s Shares and any Shares acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of
(i) with respect to Common Shares, the price then being paid per Common Share purchased in the Company’s latest offering of Common Shares at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to a distribution reinvestment plan, if any),
(ii) the fair market value of the Shares as determined by an independent valuation obtained by the Company or
(iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Company may purchase such Tendered Shares upon delivery of the purchase price to the stockholder initiating such Non-Compliant Tender Offer, and, upon such delivery, the Company may instruct any transfer agent to transfer such purchased Shares to the Company.

In addition, any shareholder who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Corporation in connection with the enforcement of the provisions of this Section 3.9, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Company. The Company maintains the right to offset any such expenses against the dollar amount to be paid by the Company for the purchase of Tendered Shares pursuant to this Section 3.9. In addition to the remedies provided herein, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

Article IV:  DISTRIBUTIONS AND REDEMPTIONS

Section 4.1. | Distributions to Record Holders.

(a)               Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Manager may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets of the Company to the Members.  Subject to the terms of any Share Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the Company) and of Article XIII, distributions shall be paid to the holders of Common Shares on an equal per-Share basis as of the Record Date selected by the Manager.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate the Delaware Act or other applicable law.

(b)               Notwithstanding Section 4.1(a), in the event of the termination and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).

(c)               Each distribution in respect of any Shares of the Company shall be paid by the Company, directly or through its Transfer Agent, if any, or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 4.2. | Distributions in Kind.

Subject to the terms of any Share Designation or to the preferential rights, if any, of holders of any other class of Shares, the Company may declare and pay distributions to holders of Shares that consist of:

(1)               Common Shares; and/or

(2)               other securities or assets held by the Company or any of its subsidiaries.

Section 4.3. | Valuations of In-Kind Distributions.

In the case of distributions of Common Shares, the value of the Common Shares included in such distribution will be calculated based on the Market Price per Share at the time of the distribution payment date. In the case of distributions of other securities of the Company, the value of such securities included in such distribution will be determined by the Manager in good faith.

Section 4.4.  | Personal Conduct Repurchase Right.

(a)               In the event that a Member fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon the Company, as determined by the Manager in its sole, but good faith, discretion, the Manager may elect, at its sole discretion, to cause the Company to repurchase all, but not less than all, of the Shares held by such Member.

(b)               In the event that the Manager elects to cause the Company to repurchase any Shares pursuant to this Section 4.4, the Company shall, within fifteen (15) business days of the Manager’s election, send written notice to the applicable Member stating that the Company is exercising its right to repurchase such Shares pursuant to Section 4.4 of this Agreement.

(c)               In connection with any repurchase by the Company of Common Shares pursuant to this Section 4.5, the purchase price paid to the applicable Member shall be equal to the Market Price per Share. Any purchase price paid pursuant to this Section 4.5 shall be delivered to the applicable Member within 15 business days after the notice specified in Section 4.5(b) above is delivered to such Member. Any Common Shares repurchased pursuant to this Section 4.5 will cease to accrue distributions or have voting rights and will not be treated as outstanding, and the applicable Member will cease to be a member of the Company, as of the date that the purchase price is delivered to the applicable Member.

Section 4.5. | Redemption Plan.

The Manager may, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, cause the Company to establish a redemption plan (a “Redemption Plan”), pursuant to which a Member may request that the Company redeem all or any portion of their Shares, subject to the terms, conditions and restrictions of the Redemption Plan. In its sole discretion and to the fullest extent permitted by applicable laws and regulations, the Manager may set the terms, conditions and restrictions of any Redemption Plan and may amend, suspend, or terminate any such Redemption Plan at any time for any reason. The Manager may also, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, decline any particular redemption request made pursuant to a Redemption Plan if the Manager believes such action is necessary to preserve the Company’s status as a REIT.

Section 4.6. | Payment of Taxes.

If any person exchanging a certificate representing Common Shares wants the Company to issue a certificate in a different name than the registered name on the old certificate, or if any person wants the Company to change the name of the Record Holder for a Share or Shares, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name, or by reason of the change to the Company register, or establish, to the satisfaction of the Company or its agent, that the tax has been paid or is not applicable.

Section 4.7. | Absence of Certain Other Rights.

Other than pursuant to Section 4.6 or to the terms of any Share Designation, holders of Common Shares shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.

Article V: MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1. | Power and Authority of the Manager.

Except as otherwise expressly provided in this Agreement, the power to direct the management, operation and policies of the Company shall be vested in the Manager. The Manager shall have the power to delegate any or all of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Manager or the Company as it may deem appropriate without seeking our shareholders’ opinion. The Manager and its officers and directors shall constitute “managers” within the meaning of the Delaware Act. Except as otherwise specifically provided in this Agreement, no Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Manager with respect to the management of the business of the Company, on the one hand, and its officers and agents, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Manager shall have full power and authority to do, and to direct its officers and agents to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.6 and to effectuate the purposes set forth in Section 2.4. Without in any way limiting the foregoing, the Manager shall, either directly or by engaging its officers, Affiliates, agents or third parties, perform the following duties:

(a)               Investment Advisory, Origination and Acquisition Services. The Manager shall:

(i)        approve and oversee the Company’s overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

(ii)       serve as the Company’s investment and financial manager with respect to originating, investing in and managing a diversified portfolio of commercial real estate loans, preferred equity investments in commercial real estate and other select commercial real estate investments and real estate-related assets;

(iii)      adopt and periodically review the Company’s investment guidelines;

(iv)      structure the terms and conditions of the Company’s acquisitions, sales and joint ventures;

(v)       enter into leases and service contracts for the properties and other investments;

(vi)      approve and oversee the Company’s debt financing strategies;

(vii)     approve joint ventures, limited partnerships and other such relationships with third parties;

(viii)    approve any potential liquidity transaction;

(ix)       obtain market research and economic and statistical data in connection with the Company’s investments and investment objectives and policies;

(x)        oversee and conduct due diligence processes related to prospective investments;

(xi)       prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Manager’s investment committee to evaluate the proposed investments; and

(xii)      negotiate and execute approved investments and other transactions.

(b)               Offering Services. The Manager shall manage and supervise:

(i)         the development of any offering of Shares that is qualified or registered with the Commission (an “Offering”), including the Company’s initial Offering pursuant to Regulation A, including the determination of the specific terms of the securities to be offered by the Company, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;

(ii)        the preparation and approval of all marketing materials to be used by the Company or others relating to an Offering;

(iii)       the negotiation and coordination of the receipt, collection, processing, and acceptance of subscription agreements, commissions, and other administrative support functions;

(iv)       the creation and implementation of various technology and electronic communications related to an Offering; and

(v)        all other services related to an Offering.

(c)               Asset Management Services. The Manager shall:

(i)         investigate, select, and, on behalf of the Company, engage and conduct business with such persons as the Manager deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the foregoing services;

(ii)        monitor applicable markets and obtain reports (which may be prepared by the Manager or its Affiliates) where appropriate, concerning the value of the investments of the Company;

(iii)       monitor and evaluate the performance of the investments of the Company, provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

(iv)       formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

(v)        coordinate and manage relationships between the Company and any joint venture partners.

(d)               Accounting and Other Administrative Services. The Manager shall:

(i)         manage and perform the various administrative functions necessary for the day-to-day operations of the Company;

(ii)        contract or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

(iii)       provide financial and operational planning services and portfolio management functions;

(iv)       maintain accounting data and any other information concerning the activities of the Company as shall be required to prepare and file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements;

(v)        maintain all appropriate books and records of the Company;

(vi)       oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(vii)      make, change, and revoke such tax elections on behalf of the Company as the Manager deems appropriate, including, without limitation:

omaking an election be treated as a REIT or to revoke such status; and

omaking an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

(viii)     supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Company;

(ix)        provide the Company with all necessary cash management services;

(x)         manage and coordinate with the Transfer Agent (if any) the process of making distributions and payments to Members;

(xi)        evaluate and obtain adequate insurance coverage based upon risk management determinations;

(xii)       provide timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

(xiii)      evaluate the corporate governance structure of the Company and appropriate policies and procedures related thereto; and

(xiv)      oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law.

(e)               Shareholder Services. The Manager shall:

(i)          determine the Company’s distribution policy and authorize distributions from time to time;

(ii)         approve amounts available for redemptions of the Common Shares;

(iii)        manage communications with Members, including answering phone calls, preparing and sending written and electronic reports and other communications; and

(iv)        establish technology infrastructure to assist in providing Member support and services.

(f)                Financing Services. The Manager shall:

(i)          identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

(ii)         negotiate terms of, arrange and execute financing agreements;

(iii)        manage relationships between the Company and its lenders, if any; and

(iv)        monitor and oversee the service of the Company’s debt facilities and other financings, if any.

(g)               Disposition Services. The Manager shall:

(i)          evaluate and approve potential asset dispositions, sales, or liquidity transactions; and

(ii)         structure and negotiate the terms and conditions of transactions pursuant to which the assets of the Company may be sold.

Section 5.2. | Term and Removal of the Manager.

(a)               The Manager will serve as manager for an indefinite term, but the Manager may be removed by the Company, or may choose to withdraw as manager, under certain circumstances. In the event of the removal or withdrawal of the Manager, the Manager will cooperate with the Company and take all reasonable steps to assist in making an orderly transition of the management function.

(b)               The Manager may assign its rights under this Agreement in its entirety or delegate certain of its duties under this Agreement to any of its Affiliates without the approval of the Members so long as the Manager remains liable for any such Affiliate’s performance, and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

(c)               The Members shall have the power to remove the Manager for “cause” upon the affirmative vote or consent of the holders of two-thirds (2/3) of the then issued and Outstanding Common Shares. If the Manager is removed for “cause” pursuant to this Section 5.2(c), the Members shall have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of the then issued and Outstanding Common Shares. For purposes of this Section 5.2(c), “cause” is defined as:

(i)          the Manager’s continued breach of any material provision of this Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

(ii)         the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;

(iii)        the Manager committing fraud against the Company, misappropriating or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its Affiliates and the Manager (or such Affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

(iv)        the dissolution of the Manager.

(d)Unsatisfactory financial performance of the Company does not constitute “cause” under this Agreement.

Section 5.3. | Determinations by the Manager.

Except as may otherwise be required by law, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Manager consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every holder of Shares: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of distributions or redemption of Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value of any asset owned or held by the Company or of any Shares; the number of Shares of any class or series of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; the evaluation of any competing interests among the Company and its Affiliates and the resolution of any such conflicts of interests; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Manager.

Section 5.4. | Exculpation, Indemnification, Advances and Insurance.

(a)               Subject to other applicable provisions of this Article V, to the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company, any Subsidiary of the Company, any officer of the Company or a Subsidiary, or any Member or any holder of any equity interest in any Subsidiary of the Company, for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company, this Agreement or any investment made or held by the Company, including with respect to any acts or omissions made while serving at the request of the Company as an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan. The Indemnified Persons shall be indemnified by the Company to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or this Agreement, or any investment made or held by the Company, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company under Delaware law, a director or officer of the Company or any Subsidiary of the Company or the Manager, or an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan at the request of the Company. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Manager (and its officers) are hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 5.4 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 5.4(a) that the Company indemnify each Indemnified Person to the fullest extent permitted by law.

(b)               The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.6, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the extent permitted by law.

(c)               Any indemnification under this Section 5.4 (unless ordered by a court) shall be made by the Company unless the Manager determines in the specific case that indemnification of the Indemnified Person is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 5.4(a).  Such determination shall be made in good faith by the Manager; provided that if the Manager or its Affiliates is the Indemnified Person, by a majority vote of the directors of the Sponsor who are not parties to the applicable suit, action or proceeding.  To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, notwithstanding an earlier determination by the Manager that the Indemnified Person had not met the applicable standard of conduct set forth in Section 5.4(a).

(d)               Notwithstanding any contrary determination in the specific case under Section 5.4(c), and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.4(a).  The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 5.4(a).  Neither a contrary determination in the specific case under Section 5.4(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5.4(d) shall be given to the Company promptly upon the filing of such application.  If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e)               To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company as authorized in this Section 5.4.

(f)                The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, determination of the Manager, vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in Section 5.4(a) shall be made to the fullest extent permitted by law. The provisions of this Section 5.4 shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.4(a) but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act.

(g)               The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 5.4 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.4.

(h)               The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.4 shall, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section 5.4.

(i)                The Company may, to the extent authorized from time to time by the Manager, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of any Company Subsidiary or Affiliate similar to those conferred in this Section 5.4 to Indemnified Persons

(j)                If this Section 5.4 or any portion of this Section 5.4 shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 5.4 that shall not have been invalidated.

(k)               Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(l)                An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.4 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m)              Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.4, to the maximum extent permitted by law.

(n)               The directors and officers of the Manager shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the officers or employees of the Company or the Manager or by any other Person as to matters the director or officer of the Manager reasonably believes are within such other Person’s professional or expert competence.

(o)               Any amendment, modification or repeal of this Section 5.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any Indemnified Person under this Section 5.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal.

Section 5.5. | Duties of the Manager and its Officers and Directors.

(a)               Except as otherwise expressly provided in this Agreement or required by the Delaware Act:

(i)          the duties and obligations owed to the Company by the Manager and its officers and directors shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers and directors, respectively; and

(ii)         the duties and obligations owed to the Members by the Manager and its officers and directors shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers and directors, respectively.

(b)               The Manager shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through its duly authorized officers, and the Manager shall not be responsible for the misconduct or negligence on the part of any such officer duly appointed or duly authorized by the Manager in good faith.

Section 5.6. | Standards of Conduct and Modification of Duties of the Manager.

Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Manager, in exercising its rights hereunder in its capacity as the manager of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. To the maximum extent permitted by applicable law, the Manager shall not have any duty (including any fiduciary duty) to the Company, the Members or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived; provided that this Section 5.6 shall not in any way reduce or otherwise limit the specific obligations of the Manager expressly provided in this Agreement or in any other agreement with the Company and such other obligations, if any, as are required by applicable laws. Notwithstanding the foregoing, nothing contained in this Section 5.6 or elsewhere in this Agreement shall constitute a waiver by any Member of any of its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

Section 5.7. | Outside Activities.

It shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of the Manager or its officers and directors or Affiliates of the Manager or its officers and directors (other than any express obligation contained in any agreement to which such Person and the Company or any Subsidiary of the Company are parties) to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided the Manager or such officer, director or Affiliate does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company to the Manager or such officer, director or Affiliate. Neither the Manager nor its officers and directors shall have any obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to Affiliates of the Manager or its officers and directors.

Any questions with regards to a potential or possible breach of fiduciary duty must be raised to the Manager. Any person who suspects that a breach of fiduciary duty is or has occurred must bring this to the Manager’s attention.

Section 5.8. | Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Manager and any officer authorized by the Manager to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Manager or any officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager or any officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any of its officers or representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Manager or any officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that

(a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect,

(b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and

(c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 5.9. | Certain Conflicts of Interest.

Except as may be provided herein or as otherwise addressed by the Company’s conflicts of interest policies, the Company may not engage in any transaction involving a Conflict of Interest without first submitting such transaction to the Independent Representative for approval to determine whether such transaction is fair and reasonable to the Company and the Members; provided, however, that the Company may not purchase investments from Legacyhub Capital, LLC, or its Affiliates without a determination by the Independent Representative that such transaction is fair and reasonable to the Company and at a price to the Company that is not materially greater than the cost of the asset to Legacyhub Capital, LLC, or its Affiliate, as applicable. The resolution of any Conflict of

Interest approved by the Independent Representative shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty hereunder at law, in equity or otherwise. Notwithstanding the above, to the extent required by applicable law, any transaction involving certain Conflicts of Interest shall be subject to review and approval by the Independent Representative.

Section 5.10. | Fees Payable to the Manager or its Affiliates.

The Manager or its Affiliates shall be entitled to receive the fees set forth in this Section 5.10. The Manager or its Affiliates, in their sole discretion may defer or waive any fee payable to it under this Agreement.  All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

(a)               Asset Management Fee. Asset management fee payable quarterly in arrears equal to an annualized rate of 2.0%, which, beginning on the First NAV Reporting Date, will be based on the Company’s total NAV, as calculated pursuant to Section 5.12, at the end of each prior semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), The Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that it waives. The amount of the asset management fee may vary from time to time, and the Company will publicly report any changes in the asset management fee.

(b)              Platform Fees. The Company will pay up to 3.0% of its revenue for using the Legacyhub Platform for managing the investment and investor relationships of the company

Section 5.11. | Reimbursement of Expenses.

The Company shall pay or reimburse the Manager and its Affiliates for the following:

(a)               Formation Expenses. After qualification by the SEC, all third-party charges and out-of-pocket costs and expenses (collectively, “Formation Expenses”) incurred by the Company, the Manager and its Affiliates in connection with the formation of the Company, the offering of Shares, and the admission of investors in the Company, including, without limitation, travel, legal, accounting, filing, advertising and all other expenses incurred in connection with the offer and sale of interests in the Company. Reimbursement shall be made, without interest, to the Manager beginning on the date of the Initial Offering for Formation Expenses incurred both before and after that date.  Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross proceeds from an Offering. If the sum of the total unreimbursed amount of such Formation Expenses, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

(b)               Operating Expenses. All third-party charges and out-of-pocket costs and expenses incurred by the Manager or its Affiliate that are related to the operations of the Company, including, without limitation, those related to:

(i)          forming and operating Subsidiaries;

(ii)         the investigation of investment opportunities, whether or not consummated, and whether incurred before or after the formation of the Company;

(iii)        the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of investments;

(iv)        meetings with or reporting to Members;

(v)         accounting, auditing, research, consulting, tax return preparation, financial reporting, and legal services, risk management services and insurance, including without limitation to protect the Company, the Manager, its Affiliates, and Members in connection with the performance of activities related to Company;

(vi)        the Company’s indemnification of the Indemnified Parties pursuant to this Agreement;

(vii)       litigation;

(viii)      borrowings of the Company;

(ix)         liquidating the Company;

(x)          any taxes, fees or other governmental charges levied against the Company and all expenses incurred in connection with any tax audit, investigation, settlement, or review of the Company;

(xi)         travel costs associated with investigating and evaluating investment opportunities (whether or not consummated) or making, monitoring, managing or disposing of investments; and

(xii)        the costs of any third parties retained to provide services to Company.

In addition to the foregoing, the Company will reimburse the Manager for actual expenses incurred on the Company’s behalf in connection with the special servicing of non-performing assets. Whether an asset is deemed to be non-performing is in the sole discretion of the Manager.

The Company shall not be required to pay, and the Manager shall not be entitled to reimbursement for:

(i)              ordinary and usual office overhead expenses of the Manager or any of its Affiliates (including rent, etc.);

(ii)              salaries or other compensation of the employees of the Manager or any of its Affiliate; or

(iii)             expenses of the Manager’s or any of its Affiliate’s registration as an investment adviser or other compliance with the U.S. Investment Advisers Act of 1940, as amended, or any corresponding state law.

It is acknowledged that, concurrently with the formation of the Company, the Manager may form other investment vehicles that will have similar investment strategies to the Company. Formation Expenses of the Company and corresponding expenses relating to such vehicles shall be allocated among the Company and such vehicles in such manner as the Manager deems equitable. Generally, expenses that relate to a particular investment will be borne by the investment vehicle directly making that investment so that other participating investment vehicles bear their pro rata shares, although the Manager may allocate them pro rata among such entities. Each Member other than Affiliates of the Manager shall be solely responsible for all costs and expenses incurred by such Member in considering and maintaining an investment in the Company, including any legal, accounting, advisory or other costs.

Section 5.12. | Quarterly Determination of Net Asset Value.

At the end of each quarterly period, or such other period as determined by the Manager in its sole discretion, but no less frequently than annually, beginning on the First NAV Reporting Date, the Sponsor’s internal accountants and asset management team will calculate the Company’s NAV per share using a process that reflects

(1)               estimated values of each of commercial real estate assets and investments, as determined by such asset management team, including related liabilities, based upon

(a)          market capitalization rates, comparable sales information, interest rates, net operating income;

(b)          with respect to debt, default rates, discount rates and loss severity rates;

(c)          for properties that have development or value add plans, progress along such development or value add plan; and

(d)          in certain instances, reports of the underlying real estate provided by an independent valuation expert;

(2)               the price of liquid assets for which third party market quotes are available;

(3)               accruals of periodic distributions; and

(4)               estimated accruals of operating revenues and expenses. For joint venture or direct equity investments, the Sponsor primarily relies on discounted cash flow method. The Market Price per Share for a given quarterly period shall be determined by dividing the Company’s NAV at the end of such period by the number of Common Shares Outstanding as of the end of such period, prior to giving effect to any share purchases or redemptions to be effected for such period.

The Manager may, in its discretion, retain an independent valuation expert to provide annual valuations of the commercial real estate assets and investments, including related liabilities, to be set forth in individual appraisal reports of the underlying real estate, and to update such reports if the Manager, in its discretion, determines that a material event has occurred the may materially affect the value of the Company’s commercial real estate assets and investments, including related liabilities.

Article VI: BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1. | Records and Accounting.

The Manager shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the business of the Company, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Pursuant to Title 8 §220 of the DGCL, any Members may inspect the Company’s books and records at any time. Requests for access, copy, or review may be sent to ____.

Section 6.2. | Fiscal Year.

The fiscal year of the Company for tax and financial reporting purposes shall be a calendar year ending December 31.

Section 6.3. | Reports.

The Manager shall cause the Company to prepare an audited annual report and deliver it to Members within 120 days after the end of each fiscal year. Such requirement may be satisfied by the Company through any annual reports otherwise required to be publicly filed by the Company pursuant to applicable securities laws.

Section 6.4. | Waiver of Section 18-305 Rights.

Members hereby waive, to the fullest extent permitted by law, their rights to request to review and obtain information relating to and maintained by the Company, including, but not limited to, names and contact information of Members, information listed in Section 18-305 of the Delaware Act and any other information deemed to be confidential by the Company in its sole discretion. In addition, Members shall not seek to compel the Company to produce any information described in the preceding sentence or pursuant to any statutory scheme or provision. BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Article VII: TAX MATTERS

Section 7.1. | Qualifying and Maintaining Qualification as a REIT.

From the effective date of the Company’s election to qualify as a REIT until the Restriction Termination Date (as defined in Article XIII) of the Company, the Manager and its officers shall take such action from time to time as the Manager determines is necessary or appropriate in order to maintain the Company’s qualification as a REIT; provided, however, if the Manager determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT, the Manager may authorize the Company to revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the Code. It is intended that the Company will elect to be treated as a corporation that will elect to be taxed as a REIT prior to the Initial Date (as defined in Article XIII) of the Company until the Restriction Termination Date of the Company.

Article VIII: DISSOLUTION, TERMINATION AND LIQUIDATION

Section 8.1. | Dissolution and Termination.

The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)               an election to dissolve the Company by the Manager (or, if the Manager has been removed for “cause” pursuant to Section 5.2, an election to dissolve the Company by an affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding entitled to vote thereon);

(b)               the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

(c)               the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(d)               at any time that there are no members of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or

(e)a judicial determination.

Section 8.2.  | Liquidator.

Upon dissolution of the Company, the Manager shall select one or more Persons to act as Liquidator.

In the case of a dissolution of the Company:

(i)                the Liquidator (if other than the Manager) shall be entitled to receive such compensation for its services as may be separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding entitled to vote on such liquidation;

(ii)               the Liquidator (if other than the Manager) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding entitled to vote on such liquidation, or upon the completion of the dissolution;

(iii)              upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding entitled to vote on such liquidation.

The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager and its officers under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of the Company, other than in connection with a dissolution of the Company, the Manager shall act as Liquidator.

Section 8.3. | Liquidation of the Company.

In connection with the liquidation of the Company, the Liquidator shall proceed to dispose of the Company’s assets, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Share Designation (if any) and the following:

(a)               Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement and subject to Section 8.3(c), the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b)               Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members otherwise than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)               Subject to the terms of any Share Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the Company), all property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed to the holders of the Common Shares of the Company on an equal per-Share basis.

Section 8.4. | Cancellation of Certificate of Formation.

Upon the completion of the distribution of Company cash and property in connection the dissolution of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 8.5.  | Return of Contributions.

Neither the Sponsor, the Manager, nor any of their officers, directors or Affiliates will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 8.6. | Waiver of Partition.

To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Article IX: AMENDMENT OF AGREEMENT

Section 9.1. | General.

Except as provided in Section 9.2, Section 9.4, or in any Share Designation, if any, this Agreement may be amended from time to time by the Manager in its sole discretion; provided, however, that such amendment shall also require the affirmative vote or consent of the Manager and the holders of a majority of the then issued and Outstanding Common Shares if such amendment:

(i)                affects the Members disproportionately; or

(ii)               materially and adversely affects the rights of the Members.

If the Manager desires to amend any provision of this Agreement in a manner that would require the vote or consent of Members, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then:

(a)               call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment; or

(b)               seek the written consent of the Members in accordance with Section 11.6.

Amendments to this Agreement may be proposed only by or with the consent of the Manager. Such special meeting shall be called and held upon notice in accordance with Article XI of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Manager shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority-in-interest of the Common Shares of the Company then Outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law.

Section 9.2. | Super-Majority Amendments.

Notwithstanding Section 9.1, any alteration or amendment to this Section 9.2 or Section 5.2 that:

(i)                affects the Members disproportionately; or

(ii)               materially and adversely affects the rights of the Members, will require the affirmative vote or consent of the Manager and the holders of Outstanding Common Shares of the Company representing at least two-thirds of the total votes that may be cast by all such Outstanding Common Shares, voting together as a single class.

Section 9.3.  | Amendments to be Adopted Solely by the Manager.

Without in any way limiting Section 9.1, the Manager, without the written approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect the following (and any such amendment shall not be deemed to either affect the Members disproportionately or materially and adversely affect the rights of the Members):

(a)               a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)               the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)               a change that the Manager determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will continue to qualify as a REIT for U.S. federal income tax purposes;

(d)               a change that, in the sole discretion of the Manager, it determines:

(i)           does not adversely affect the Members (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares, if any classes or series are established) in any material respect;

(ii)          to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(iii)         to be necessary, desirable or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Members;

(iv)         to be necessary or appropriate in connection with action taken by the Manager pursuant to Section 3.8; or

(v)          is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)               a change in the fiscal year or taxable year of the Company and any other changes that the Manager determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;

(f)                an amendment that the Manager determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, the Sponsor or their officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)               an amendment that the Manager determines to be necessary or appropriate in connection with the issuance of any additional Common Shares, the authorization, establishment, creation or issuance of any class or series of Shares (including, without limitation, any class or series of Preferred Shares issued in connection with the Company’s qualification as a REIT for U.S. federal income tax purposes) and the admission of Additional Members;

(h)               an amendment that the Manager determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(i)                an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;

(j)                a merger, conversion or conveyance pursuant to Section 10.3(d);

(k)               a Roll-Up Transaction pursuant to Section 10.6 (unless Member approval is required in such situation by law or regulations);

(l)                an amendment to the definition of “Market Price” set forth in this Agreement; and

(m)              any other amendments substantially similar to the foregoing or any other amendment expressly permitted in this Agreement to be made by the Manager acting alone.

Section 9.4. | Certain Amendment Requirements.

(a)               Notwithstanding the provisions of Section 9.1 and Section 9.3, no provision of this Agreement that establishes a percentage of Outstanding Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Shares whose aggregate Outstanding Shares constitute not less than the voting requirement sought to be reduced.

(b)               Notwithstanding the provisions of Section 9.1 and Section 9.3, but subject to Section 9.2, no amendment to this Agreement may:

(i)           enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 9.3(c);

(ii)          change Section 8.1(a);

(iii)         change the term of the Company; or,

(iv)         except as set forth in Section 8.1(a), give any Person the right to dissolve the Company.

Article X: MERGER, CONSOLIDATION OR CONVERSION

Section 10.1.  | General.

The Company may not merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America.

Article XI: MEMBERS’ VOTING POWERS AND MEETING

Section 11.1. | Voting.

Common Shares shall entitle the Record Holders thereof to one vote per Share on all matters submitted to the consent or approval of Members generally. Except as otherwise provided in this Agreement or as otherwise required by law, the affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding shall be required for all such other matters as the Manager, in its sole discretion, determines shall require the approval of the holders of the Outstanding Common Shares.

Section 11.2. | Voting Powers.

The holders of Outstanding Shares shall have the power to vote only with respect to such matters, if any, as may be required by this Agreement or the requirements of applicable regulatory agencies, if any. Outstanding Shares may be voted in person or by proxy. A proxy with respect to Outstanding Shares, held in the name of two or more Persons, shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 11.3.  | Meetings.

No annual or regular meeting of Members is required. Special meetings of Members may be called by the Manager from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Members as herein provided or upon any other matter deemed by the Manager to be necessary or desirable. Written notice of any meeting of Members shall be given or caused to be given by the Manager in any form and at any time before the meeting as the Manager deems appropriate. Any Member may prospectively or retroactively waive the receipt of notice of a meeting.

Section 11.4. | Record Dates.

For the purpose of determining the Members who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the Manager may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the dissolution of the Company), as the Manager may determine; or without closing the transfer books the Manager may fix a date and time not more than ninety (90) days prior to the date of any meeting of Members or other action as the date and time of record for the determination of Members entitled to vote at such meeting or any adjournment thereof or to be treated as Members of record for purposes of such other action, and any Member who was a Member at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action, even though he or she has since that date and time disposed of his or her Shares, and no Member becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action.

Section 11.5. | Quorum and Required Vote.

The holders of a majority of the Shares entitled to vote on any matter shall be a quorum for the transaction of business at a Members’ meeting, but twenty-five percent (25%) shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares entitled to vote on any matter voted at a meeting at which a quorum is present shall decide any matters presented at the meeting, except when a different vote is required or permitted by any express provision of this Agreement.

Section 11.6. | Action by Written Consent.

Any action taken by Members may be taken without a meeting if Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be consent to the action in writing. Such written consents shall be filed with the records of the meetings of Members. Such consent shall be treated for all purposes as a vote taken at a meeting of Members and shall bind all Members and their successors or assigns.

Section 11.7.  | Classes and Series.

The references in this Article XI to meetings, quorum, voting and actions by written consent (and any related matters) of Members shall be understood to apply separately to individual classes or series of Members where the context requires.

Article XII: GENERAL PROVISIONS

Section 12.1.  | Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail, electronic mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his or her address (including email address) as shown on the records of the Company (or the Transfer Agent, if any), regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 12.1 executed by the Company, the Transfer Agent (if any) or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Company (or the Transfer Agent, if any) is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, or is returned by the email server with a message indicating that the email server is unable to deliver the email, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing or emailing (until such time as such Record Holder or another Person notifies the Company (or the Transfer Agent, if any) of a change in his address (including email address)) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Manager at the principal office of the Company designated pursuant to Section 2.3 or at the Company’s principal email address for

Member communications, investments@legacyhub.fund. The Manager and its officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 12.2. | Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.3. | Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 12.4. | Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 12.5. | Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 12.6. | Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 12.7. | Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, upon the execution of the subscription documents of such Share, and the acceptance of such subscription by the Manager.

Section 12.8. | Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Each Member:

(i)                irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement; and

(ii)               consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 12.9. | Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 12.10. | Consent of Members.

Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 12.11.  | Facsimile and Electronic Signatures.

The use of facsimile or other electronic signatures affixed in the name and on behalf of the Transfer Agent, if any, on certificates or other documents (if uncertificated) representing Shares is expressly permitted by this Agreement.

Section 12.12. | Assignment.

This Agreement may not be assigned within the meaning of the Investment Advisers Act of 1940, as amended, by either the Company or the Manager without the prior written consent of the other party. The Company acknowledges and agrees that transactions that do not result in a change of actual control or management of the Manager shall not be considered an assignment pursuant to Rule 202(a)(1)-1 under the Investment Advisers Act of 1940, as amended, and/or relevant state law.

Section 12.13.  | Arbitration.

(a)               Any party to this Agreement may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 12.13 (this “Arbitration Provision”). The arbitration shall be conducted in the Dallas -Fort Worth metro area. As used in this Arbitration Provision, “Claim” (or in the plural, “Claims”) shall include any past, present, or future claim, dispute, or controversy involving a Member (or persons claiming through or connected with a Member), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of the subscription agreement, any Common Shares, the Legacyhub Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of sub-section (e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to claims under the US federal securities laws and to all claims that that are related to the Company, including with respect to this offering, the Company’s holdings (including the holdings of any Subsidiary), the Common Shares, the Company’s ongoing operations and the management of the Company’s investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

(b)               The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

(c)               If the Company elects arbitration, the Company shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If a Member elects arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. The Company shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or a Member requests that the Company pay them and the Company agrees to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives a Member the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

(d)               Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(e)               The Company agrees not to invoke the right to arbitrate an individual Claim that a Member may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(f)                Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not:

(i)           determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party; or

(ii)          make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this sub-section (f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this sub-section (f) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g)               This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

(h)               This Arbitration Provision shall survive:

(i)           suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties;

(ii)          the bankruptcy or insolvency of any party hereto or other party; and

(iii)         any transfer of any loan or Common Share or any amounts owed on such loans or notes, to any other party.

If any portion of this Arbitration Provision other than sub-section (e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in sub-section (e) are finally adjudicated pursuant to the last sentence of sub-section (e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

Section 12.14. | Waiver of Court & Jury Rights.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE COMMON SHARES, OR ANY OTHER AGREEMENTS RELATED THERETO.

Except based on the provision of Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder

Section 12.15. | Limitation on Damages.

IN NO EVENT SHALL THE COMPANY BE LIABLE TO A MEMBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

Article XIII: RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 13.1.        Definitions.

For the purpose of this Article XIII, the following terms shall have the following meanings:

“Aggregate Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the Outstanding Shares, or such other percentage determined by the Manager in accordance with Section 13.9.

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Sections 856(h)(1) and/or 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code, provided, however, that in determining the number of Shares Beneficially Owned by a Person, no Share shall be counted more than once. Whenever a Person Beneficially Owns Shares that are not actually outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever this Agreement requires a determination of the percentage of Outstanding Shares Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be Outstanding. The terms “Beneficial Owner” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall initially mean the American Red Cross until such time as the Company designates one or more other beneficiaries of the Trust as determined pursuant to Section 13.11(f); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Common Share Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the Outstanding Common Shares, or such other percentage determined by the Manager in accordance with Section 13.9.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Agreement or by the Manager pursuant to Section 13.8.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with any requirements established by the Manager pursuant to Section 13.8 and subject to adjustment pursuant to Section 13.8, the percentage limit established by the Manager pursuant to Section 13.8.

“Initial Date” shall mean the date of the closing of the Initial Offering of the Company.

“Initial Offering” shall mean the first issuance and sale for cash of Common Shares of the Company to any Person other than an Affiliate of the Company pursuant to:

(i)                a public offering registered under the Securities Act; or

(ii)               a private offering or offering qualified, as applicable, in accordance with Rule 144A, Regulation A, Regulation D or Regulation S of the Securities Act.

“Non-Transfer Event” shall mean any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any Shares.

“One Hundred Shareholders Date” means the first day on which Shares are beneficially owned by 100 or more Persons within the meaning of Section 856(a)(5) of the Code.

“Ownership Limits” means the Aggregate Share Ownership Limit and the Common Share Ownership Limit.

“Person” shall mean, solely for the purposes of this Article XIII, an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

“Prohibited Owner” shall mean with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 13.2, would Beneficially Own or Constructively Own Shares and, if appropriate in the context, shall also mean any Person who would have been the Record Holder of the Shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” means the first day after the Initial Date on which the Manager determines in accordance with Section 7.1 that it is no longer in the best interests of the Company to continue to qualify as a REIT or that compliance with any of the restriction and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth in this Article XIII is no longer required in order for the Company to qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive distributions on Shares, or any agreement to take any such actions or cause any such events, including:

(a)               the granting or exercise of any option (or any disposition of any option) or entering into any agreement for the sale, transfer or other disposition of Shares (or of Beneficial Ownership or Constructive Ownership of Shares);

(b)               any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right; and

(c)               Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares;

in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Trust” shall mean any trust provided for in Section 13.11(a).

“Trustee” shall mean the Person that is unaffiliated with the Company or any Prohibited Owner, that is a “United States person” within the meaning of Section 7701(a)(30) of the Code and is appointed by the Company to serve as trustee of the Trust.

Section 13.2.        Ownership Limitations. The provisions of this Article XIII shall be applicable as if the Company was a REIT, even if the Manager has not elected to have the Company qualify as a REIT, and shall remain in full force and effect until prior to the Restriction Termination Date:

(a)               Basic Restrictions.

(i)

(1)                No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Ownership Limit;

(2)                no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit; and

(3)                no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)

(1)                No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year , unless otherwise allowed under Section 13.8(e)); and

(2)                no Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that;

(A)               would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code; or

(B)               would cause any income of the Company that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that the Company intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such), in either case causing the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)         During the period commencing on the One Hundred Shareholders Date, any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b)               Transfer in Trust. If any Transfer of Shares or Non-Transfer Event occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 13.2(a)(i) or (ii).

(i)           then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 13.2(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 13.11, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event, and such Person (or, if different, the direct or beneficial owner of such Shares) shall acquire no rights in such Shares (and shall be divested of its rights in such Shares); or

(ii)          if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 13.2(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 13.2(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares .

Section 13.3. | Remedies for Breach.

If the Manager shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 13.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 13.2 (whether or not such violation is intended), the Manager shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Company or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 13.2 (or Non-Transfer Event that results in a violation of Section 13.2) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or Non-Transfer Event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Manager. Nothing herein shall limit the ability of the Manager to grant a waiver as may be permitted under Section 13.8.

Section 13.4.  | Notice of Restricted Transfer.

Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 13.2(a) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 13.2(b) shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event on the Company’s qualification as a REIT.

Section 13.5. | Owners Required To Provide Information.

From the Initial Date and prior to the Restriction Termination Date:

(a)               every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the Outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares of each class and series Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall promptly provide to the Company in writing such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s qualification as a REIT and to ensure compliance with the Ownership Limits; and

(b)               each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Member of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall promptly provide to the Company in writing such information as the Company may request, in good faith, in order to determine the Company’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Section 13.6. | Remedies Not Limited.

Subject to Section 7.1, nothing contained in this Article XIII shall limit the authority of the Manager to take such other action as it deems necessary or advisable to protect the Company and the interests of the Members in preserving the Company’s qualification as a REIT.

Section 13.7. | Ambiguity.

In the case of an ambiguity in the application of any of the provisions of this Article XIII, the Manager shall have the power to determine the application of the provisions of this Article XIII with respect to any situation based on the facts known to it. In the event Article XIII requires an action by the Manager and this Agreement fails to provide specific guidance with respect to such action, the Manager shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XIII. Absent a decision to the contrary by the Manager (which the Manager may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 13.3) acquired or retained Beneficial Ownership or Constructive Ownership of Shares in violation of Section 13.2, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 13.8. | Exceptions.

(a)               Subject to Section 13.2(a)(ii), the Manager, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Manager determines, based on such representations and undertakings as it may require, that:

(i)           subject to Section 13.8(e), such exemption will not cause the Beneficial Ownership or Constructive Ownership of Shares of the Company of any individual (as defined in Section 542(a)(2) of the Code as modified by Section 856(h)(3) of the Code) to violate Section 13.2(a)(ii); and

(ii)          such Person does not and will not Constructively own an interest in a tenant (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Manager, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT shall not be treated as a tenant of the Company).

(b)               Prior to granting any exception pursuant to Section 13.8(a), the Manager may require a ruling from the Internal Revenue Service, or an Opinion of Counsel, in either case in form and substance satisfactory to the Manager in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Manager may impose such conditions or restrictions as it deems appropriate in connection with granting such exception or waiver or creating any Excepted Holder Limit.

(c)               Subject to Section 13.2(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares ) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares ) in excess of the Aggregate Ownership Limit, the Common Share Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)               The Manager may only reduce the Excepted Holder Limit for an Excepted Holder:

(i)           with the written consent of such Excepted Holder at any time, or

(ii)          pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or Aggregate Ownership Limit, as applicable.

(e)               Subject to Section 13.2(a)(ii)(2), the Manager, in its sole discretion, may exempt an Excepted Holder from the limitations in Section 13.2(a)(ii)(1) and Section 13.2(a)(i) on Beneficial Ownership and/or Constructive Ownership of Shares that would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (determined without regard to whether the ownership interest is held during the last half of a taxable year), but only during the first taxable year of the Company for which the Company elects to be a REIT under Section 856(c)(1) of the Code and/or during the first half of the Company’s second taxable year for which the Company elects to be treated as a REIT under Section 856(c)(1) of the Code and only to the extent that such Beneficial Ownership and/or Constructive Ownership for such periods does not result in the Company failing to qualify as a REIT.

Section 13.9.  | Increase or Decrease in Aggregate Ownership and Common Share Ownership Limits.

(a)               Subject to Section 13.2(a)(ii), the Manager may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Ownership Limit; provided, however, that any decreased Common Share Ownership Limit and/or Aggregate Ownership Limit will not be effective for any Person whose percentage ownership in Common Shares or Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Ownership Limit until such time as such Person’s percentage of Common Shares or Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Ownership Limit, but any further acquisition of Common Shares or Shares in excess of such percentage ownership of Common Shares or Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Ownership Limit; and provided further, that any increased or decreased Common Share Ownership Limit and/or Aggregate Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the Outstanding Shares .

(b)               Prior to increasing or decreasing the Common Share Ownership Limit or the Aggregate Ownership Limit pursuant to Section 13.9(a), the Manager may require such opinions of counsel, affidavits, undertakings or agreements, in any case in form and substance satisfactory to the Manager in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s qualification as a REIT.

Section 13.10. | Legend.

Each certificate for Shares, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated Shares shall bear substantially the following legend:

“The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Company’s maintenance of its qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Amended and Restated Operating Agreement of LEGACYHUB MULTIFAMILY REIT I, LLC, as may be amended from time to time (the “Operating Agreement”), (i) no Person may Beneficially Own or Constructively Own Common Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the Outstanding Common Shares , unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the Outstanding Shares , unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the Company to fail to qualify as a REIT; and (iv) any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by less than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company and Transfer Agent (if any) or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice. If any of the restrictions on transfer or ownership as set forth in (i) through (iii) above are violated, the Shares in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Company may redeem Shares upon the terms and conditions specified by the Manager in its sole discretion if the Manager determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Operating Agreement, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Manager at the Company’s principal office.”

Instead of the foregoing legend, the certificate or written statement of information delivered in lieu of a certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to a Member on request and without charge.

Section 13.11.  | Transfer of Shares in Trust.

(a)               Ownership in Trust. Upon any purported Transfer or other event described in Section 13.2(b) that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 13.2(b). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 13.11(f).

(b)               Status of Shares Held by the Trustee. Shares held by the Trustee shall be issued and Outstanding Shares . The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)               Distribution and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Delaware law, effective as of the date that the Shares have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion):

(i)           to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee; and

(ii)          to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary;

provided, however, that if the Company has already taken irreversible limited liability company action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XIII, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other Member records for purposes of preparing lists of Members entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Members.

(d)               Sale of Shares by Trustee. Within 20 days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 13.2(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 13.11(d). The Prohibited Owner shall receive the lesser of:

(1)          the price paid by the Prohibited Owner for the Shares or, if the event causing the Shares to be held in the Trust did not involve a purchase of such Shares at Market Price, the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust; and

(2)          the price per Share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Trust.

The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.11(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then:

(i)           such Shares shall be deemed to have been sold on behalf of the Trust; and

(ii)          to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 13.11(d), such excess shall be paid to the Trustee upon demand.

(e)               Purchase Right in Shares Transferred to the Trustee. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of:

(i)           the price per Share in the transaction that resulted in such Transfer to the Trust (or, if the event that resulted in the Transfer to the Trust did not involve a purchase of such Shares at Market Price, the Market Price of such Shares on the day of the event that resulted in the Transfer of such Shares to the Trust); and

(ii)          the Market Price on the date the Company, or its designee, accepts such offer.

The Company may reduce the amount payable to the Trustee by the amount of distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.11(c) and may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 13.11(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)                Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Shares held in the Trust would not violate the restrictions set forth in Section 13.2(a) in the hands of such Charitable Beneficiary. Neither the failure of the Company to make such designation nor the failure of the Company to appoint the Trustee before its automatic transfer provided for in Section 13.2(b) shall make such transfer ineffective; provided that the Company thereafter makes such designation and appointment. The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the Company may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason. Any determination by the Company with respect to the application of this Article XIII shall be binding on each Charitable Beneficiary.

Section 13.12. | Enforcement.

The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XIII.

Section 13.13.  | Non-Waiver.

No delay or failure on the part of the Company or its Manager in exercising any right hereunder shall operate as a waiver of any right of the Company or its Manager, as the case may be, except to the extent specifically waived in writing.

Section 13.14.  | Severability.

If any provision of this Article XIII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

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EXHIBIT 3: Subscription Agreement

Subscription Agreement

DISCLAIMER TO INVESTORS WHO SUBSCRIBE PRIOR TO RAISING THE MINIMUM OFFERING AMOUNT

NOTWITHSTANDING ANYTHING IN THIS SUBSCRIPTION AGREEMENT TO THE CONTRARY, WE MAY NOT ACCEPT SUBSCRIPTIONS UNTIL SUCH TIME AS WE HAVE RECEIVED SUBSCRIPTIONS EQUALING THE MINIMUM OFFERING AMOUNT, WHICH IS $750,000. UNTIL THE MINIMUM THRESHOLD IS MET, INVESTORS’ FUNDS WILL REMAIN AT THE ESCROW AGENT AND INVESTORS WILL NOT BE ADMITTED AS SHAREHOLDERS. THE FUNDS WILL BE DRAWN BY US USING AN ACH ELECTRONIC FUND TRANSFER THROUGH THE AUTOMATED CLEARING HOUSE NETWORK ONLY AFTER THE $750,000 MINIMUM THRESHOLD HAS BEEN MET.

PRIOR TO OUR ACHIEVING THE OFFERING AMOUNT, SUBSCRIBERS MAY REVOKE THEIR SUBSCRIPTION BY PROVIDING US WITH A WRITTEN NOTICE REQUESTING SUCH RESCISSION, TO BE SENT TO THE FOLLOWING ADDRESS:

539 W. Commerce St #2385
Dallas, TX 75208

FORM OF SUBSCRIPTION AGREEMENT

LEGACYHUB MULTIFAMILY REITS I LLC.

This Subscription Agreement (this “Agreement” or this “Subscription”) is made and entered into as of _______________, (the “Effective Date”) by and between LegacyHub Multifamily REITs I, a Delaware LLC (the “Company,” “we,” “us” or “our”), and the undersigned (the “Undersigned,” “Subscriber,” “Investor” or “you”).

RECITALS

WHEREAS subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain Common Shares (the “Common Shares”), as set forth on the signature page hereto, offered pursuant to that certain Offering Circular, dated as of __________, (the “Offering Circular”) of the Company.

NOTICE REGARDING AGREEMENT TO ARBITRATE

ALL INVESTORS ARE REQUIRED TO ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

THESE DISPUTE RESOLUTION PROVISIONS APPLY IN ANY LITIGATION RELATING TO THIS SUBSCRIPTION AGREEMENT, OUR COMMON SHARES OR THE COMPANY, INCLUDING CLAIMS UNDER THE U.S. FEDERAL SECURITIES LAWS.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN OUR SUBSCRIPTION AGREEMENT (WHICH IS ALSO INCLUDED IN OUR OPERATING AGREEMENT), INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

NOTICE REGARDING WAIVER OF SECTION 18-305 RIGHTS

BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE LEGACYHUB’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Subscription for and Purchase of Common Shares.

a.Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Common Shares (the “Purchase”) in the amount of the purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

b.The Subscriber must initially purchase at the initial purchase price at least

1)250 Common Shares if individual or

2)500 Common Shares, if self -directed retirement account or

3)2,500 Common Shares, if an entity in this offering.

c.The offering of Common Shares is described in the Offering Circular, that is available through the online website platform Legacyhub.fund (the “Site”), as well as on the SEC’s EDGAR website. Please read this Agreement, the Offering Circular, and the Company’s Operating Agreement (the “Operating Agreement”). While they are subject to change, as described below, the Company advises you to print and retain a copy of these documents for your records. By signing electronically below, you agree to the following terms together with the Terms of Use, consent to the Company’s Privacy Policy, available at the Site, and agree to transact business with us and to receive communications relating to the Common Shares electronically.

d.The Company has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate, or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

e.Once you make a funding commitment to purchase Common Shares, it is irrevocable until the Common Shares are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transaction.

f.The Undersigned has received and read a copy of the Company’s Operating Agreement and agrees that its execution of this Subscription Agreement constitutes consent to such Operating Agreement, and, that upon acceptance of this Subscription Agreement by the Company, the undersigned will become a member of the Company as a holder of Common Shares. When this Subscription Agreement is countersigned by the Company, the Operating Agreement shall be binding upon the Undersigned as of the settlement date.

1.Procedure for Purchase of the Common Shares

a)The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, is submitting herewith to the Company the Purchase Price as agreed to by the Company on the Site.

b)If the Company returns the Subscriber’s Purchase Price to the Subscriber, the Company will not pay any interest to the Subscriber.

c)If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares and all other applicable documents or instruments of the Company, including the Operating Agreement. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Common Shares.

d)In the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of the Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

2.Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

a)The information that the Subscriber has furnished herein, including without limitation, the information furnished by the Subscriber to the Company and any of its affiliate entities, upon signing up for the Site regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) and/ or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, Subscriber’s status as an “accredited investor” and/ or “qualified purchase.” The representations and warranties made by the Subscriber may be fully relied upon the Company and by any investigating party relying on them.

b)The Subscriber, if an entity, is, and shall at all times while it holds Common Shares remain duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or legal resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

c)The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid, and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

d)At no time has it been expressly or implicitly represented, guaranteed, or warranted to the Subscriber by the Company or any other person that:

1)percentage of profit and/ or amount or type of gain or other consideration will be realized as a result of this investment; or

2)The past performance or experience on the part of the Company and/ or its officers or directors does not in any way indicate the predictable or probable results of the ownership of the Common Shares or the overall Company Venture.

e)The Subscriber has received this Agreement, the Offering Circular, and the Operating Agreement. The Subscriber and/ or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Company and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s shares in connection with the Purchase.

f)The Subscriber understands that the Common Shares being purchased are a speculative investment that involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Common Shares. The Subscriber has read, reviewed, and understood the risk factors set forth in the Offering Circular.

g)The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions, and forecasts that the Company believes to be reasonable, but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

h)The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

i)The value of Common Shares being purchased by a non-accredited investor, as defined above, Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons) or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons).

j)The Subscriber has had an opportunity to ask questions of the Company or anyone acting on its behalf and to receive answers concerning the terms of this Agreement and the Common Shares, as well as about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

k)The Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise, as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

l)The Subscriber understands that no state or federal authority has scrutinized this Agreement, or the Common Shares offered pursuant hereto, has made any finding or determination relating to the fairness for the investment of the Common Shares or has recommended or endorsed the Common Shares and that the Common Shares have not been registered or qualified under the Act or any state securities law, in reliance upon exemptions from registration thereunder.

m)The Subscriber understands that the Company has not been registered under the Investment Company Act of 1940. In addition, the Subscriber understands that the Company is not registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

n)The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

o)The Subscriber is subscribing for and purchasing the Common Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

p)The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

q)The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that to the best of Subscriber’s knowledge based on the reasonable investigation:

1)None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

2)To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause the Company or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including without limitation the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986, or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/ or any regulations promulgated thereunder.

3)When requested by the Company, the Subscriber will provide any and all additional information, and the Subscriber understand and agrees that the Company may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Company reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Fund. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

4)Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber which is a non-natural person, any Related Person is:

1. A Prohibited Investor;

2.A Senior Foreign Political Figure, any member of a Senior Political Figure’s “immediate family” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

3.A person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the US. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate; “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation by the U.S. representative to the group or organization continues to concur; “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Block Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith; “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term Related Person shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan; “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business, or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

4.A person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

r)The Subscriber hereby agrees to immediately notify the Company if the Subscriber knows, or has reason to suspect, that any of the representations provided have become incorrect or if there is any change in the information affecting these representations and covenants.

s)The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/ or redemption of the Subscriber’s interest in the Common Shares.

t)The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing through the Company. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through the adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

4.   General provisions.

a)Tax Forms. The Subscriber will need to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to us via the Site/ crowdfunding platform. The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to us will be true, correct and complete. The Subscriber shall

(i)promptly inform us of any change in such information, and

(ii)furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us.

b)No Advisory Relationship. The Subscriber acknowledges and agrees that the Purchase and sale of the Common Shares pursuant to this Agreement is an arms-length transaction between you and the Company. In connection with the Purchase and sale of the Common Shares, the Company is not acting as your agent or fiduciary. The Company assumes no advisory or fiduciary responsibility in your favor in connection with the Common Shares or the corresponding project investments. The Company has not and will not provide you with any legal, accounting, regulatory or tax advice with respect to the Common Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

c)Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid the Company being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that

(i)you be allowed by the Company to return the Common Shares to the Company for a refund or

(ii)the Company be mandated or ordered to redeem or withdraw Common Shares held or owned by you.

d)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

e)Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings, and agreements, whether oral or written, between them relating to the subject matter hereof.

f)Amendments and Waivers.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

g)Limitation on Damages. In no event shall the Company be liable to the Subscriber for any lost profits or special, consequential, or punitive damages, even if informed of the possibility of such damages. The foregoing shall be interpreted and have effect to the maximum extent permitted by applicable law, rule, or regulation.

h)Successors and Assigns.  Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the parties hereunder will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators, and legal representatives.  The Company may assign any of its rights and obligations under this Agreement.  No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

i)Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

j)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

k)Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

l)Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute the same agreement.  Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

m)Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Operating Agreement by email or any other electronic means.  Purchaser hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Your consent to receive Company disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such disclosures relate. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities including but not limited to (i) access to the internet; (ii) an email account and related software capable of receiving email through the internet; (iii) a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

n)Consent to Electronic Delivery of Tax Documents. Please read this disclosure about how we will provide certain documents that we are required by the Internal Revenue Service (the “IRS”) to send to Subscriber (“Tax Documents”) in connection with Subscriber’s Common Shares. A Tax Document provides important information Subscriber needs to complete Subscriber’s tax returns. Tax Documents include Form 1099. Occasionally, we are required to send Subscriber corrected Tax Documents. Additionally, we may include inserts with Subscriber’s Tax Documents. We are required to send Tax Documents to Subscribers in writing, which means in paper form. When Subscriber consents to electronic delivery of your Tax Documents, Subscriber consents to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

(i)By executing this Agreement on the Legacyhub platform, Subscriber consents in the affirmative that we may send Tax Documents to Subscriber electronically and acknowledges that you are able to access Tax Documents from the site, which are made available under the user dashboard on the Site. If Subscriber subsequently withdraws consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive Tax Documents electronically continues for every tax year until you withdraw your consent.

(ii)On or before the required IRS-designated due date for your Tax Document, you will receive an electronic notification via email when your Tax Documents are ready for access on the site. Your Tax Documents are maintained on the Site through at least October 15 of the applicable tax year, at a minimum, should you ever need to access them again.

(iii)To obtain a paper copy of your Tax Documents, you can print one by visiting the Site. You can also contact us at contactus@legacyhub.fund and request a paper copy.

(iv)You may withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to

Legacyhub MultiFamily REITs I, LLC
Attention: Investor Support
539 W. Commerce St #2385
Dallas, TX 75208

(v)You must promptly notify us of a change in your email address. If your mailing address, email address, telephone number, or other contact information changes, you may also provide updated information by contacting us at contactus@legacyhub.fund.

o)Arbitration. Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 8 (“Arbitration Provision”). The arbitration shall be conducted in Texas. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of this Agreement, any Common Share, the [Site], and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from the contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include, without limitation, matters arising as initial claims, counterclaims, crossclaims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

p)Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

[Signature Page Follows]

IN WITNESS THEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that it has read and understood the risk factors outlined in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

SUBSCRIBER:

      (PRINT NAME)

 (ENTITY TYPE IF APPLICABLE)

By:

(Signature)

Name:

Title:

Address:

Email: _______________________________

Number of Common Shares Purchased: _______

Purchase Price: __________________________

AGREED AND ACCEPTED BY

THE COMPANY:

LEGACYHUB MULTIFAMILY REITS I, LLC.

By: Legacyhub Partners, LLC
a Texas limited Liability company
Title: Manager

Name: Akinyemi Akintoye

Title:  Chief Executive Officer
539 W. Commerce St #2385
Dallas, TX 75208s:
investments@legacyhub.fund
(202) 584-0550

EXHIBIT 4: Material Contracts

Material Contracts

There are no material contracts as of the date of this Offering. We reserve the right the amend and add material contracts as it occurs.

EXHIBIT 5: Consent

Consent

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated February 15, 021 relating to the balance sheet of Legacyhub MultiFamily REIT I, LLC as of September 24, 2020 (inception) and the related notes to the financial statements.

/s/ Artesian CPA, LLC

Denver, CO

February 15, 2021

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

EXHIBIT 6: Opinion re: Legality

Opinion re: Legality

AMUDI LAW

C/o Emmanuella Agwu PLLC, 5th Floor –

90-25 161 Street, Jamaica, Queens, New York, 11432

Tel: (+1) 917-736-7535
Email: info@amudilaw.com

Website: www.amudilaw.com

March 22, 2021

Board of Directors

Legacyhub Multifamily REIT I, LLC

Attn: Akinyemi Akintoye

539 W. Commerce St #2385

Dallas, TX 75208

RE: Common Stock of Legacyhub Multifamily REIT I, LLC, Registered on Form A-1

 Ladies and Gentlemen:

Amudi Law LLC (“we” and “our”) has acted as special counsel to Legacyhub Multifamily REIT I, LLC, a limited liability corporation duly incorporated under the laws of the State of Delaware (the “Company”), in connection with its filing of an Offering Statement on Form 1-A (as amended or supplemented, the “Offering Statement”) pursuant to Rule 252(d) of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), relating to the filing of the Offering statement with the Securities and Exchange Commission (the “Commission”) and the offering by the Company of up to 5,000,000 of the Company’s Common Stock  (the “Shares)”) at $10.00 NAV per Share (the “Offering”).

This opinion letter is being delivered in accordance with Item 17, paragraph 12 of Form 1-A under the Securities Act.  We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

 In our capacity as such counsel, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction, of the Offering Statement, the form of Subscription Agreement, and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.

In our examination, we have assumed the legal capacity of all-natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials and others.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized, and, upon issuance and delivery against payment therefore in accordance with the terms of that certain Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable.

 The foregoing opinion is limited to the Delaware General Corporation Law, as currently in effect, and we do not express any opinion herein concerning any other law.

The information set forth herein is as of the date hereof. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Offering Statement.

We hereby consent to the inclusion of this opinion as Exhibit 6 to the Offering Statement and to the references to our firm under the caption “Legal Opinion” in the Offering Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours faithfully,

Amudi Law

MagnusAmudi

Magnus Amudi Esq.

mamudi@amudilaw.com

+1-917-736-7535

EXHIBIT 7: Tax opinion

Tax Opinion

EXHIBIT 8: NAV Disclosure

NAV Disclosure

Template for future NAV disclosures.
Date	NAV per unit
Q1, 21	$
Q2, 21	$
Q3, 21	$
Q4, 21	$
Q1, 22	$